Exhibit 10.1

SECOND CREDIT FACILITIES AGREEMENT

This Agreement is made to be effective from 11 June 2004

AMONG

INNOVEX (THAILAND) LIMITED (Registration No. Bor Aor Chor. Lor Por 253) with its head office located at No. 79 Moo 4 Export Industrial Zone 2, Northern Industrial Estate, Baan Klang Sub-district, Muang Lampoon District, Lampoon Province (hereinafter referred to as the “Borrower”)

BANK OF AYUDHYA PUBLIC COMPANY  LIMITED  (“Bank of Ayudhya”) as the Facility Agent (hereinafter referred to in this Agreement as the “Facility Agent”)

THE INDUSTRIAL FINANCE CORPORATION OF THAILAND  (“IFCT”) as the Security Agent  (hereinafter referred to as the “Security Agent”).

AND

THE INDUSTRIAL FINANCE CORPORATION OF THAILAND and BANK OF AYUDHYA PUBLIC COMPANY  LIMITED as the Creditors (hereinafter referred to collectively as the “Creditors” and individually as “Creditor”).

WHEREAS

(A)	The Borrower entered into the Credit Facilities Agreement dated 23 April 2001 (the “Credit Facilities Agreement dated 23 April 2001”) with the Facility Agent, the Security Agent and the Creditors.

(B)

The Borrower entered into (i) the Supplemental Agreement to the Credit Facilities Agreement dated 23 April 2001 on 1 March 2002 with the Facility Agent, the Security Agent and the Creditors (the “First Supplemental Agreement to the Credit Facilities Agreement”) and (ii) the Second Supplemental Agreement to the Credit Facilities Agreement dated 23 April 2001 on 28 February 2003 with the Facility Agent, the Security Agent and the Creditors (the “Second Supplemental Agreement to the Credit Facilities Agreement”).  The Credit Facilities Agreement dated 23 April 2001, the First Supplemental Agreement to the Credit Facilities Agreement and the Second Supplemental Agreement to the Credit Facilities Agreement hereinafter referred to as the “Credit Facilities Agreement”.

(C)	The Borrower, the Facility Agent, the Security Agent and the Creditors intend to enter into this Second Credit Facilities Agreement pursuant to the terms and conditions of this Agreement.

The Borrower, the Facility Agent, the Security Agent and the Creditors have already studied this Agreement to understand the contents hereof and have obtained the necessary consultation and instruction from their counsels and are of the opinion that the contents of this Agreement are correct in accordance with their intention and have agreed to enter into this Agreement in accordance with the following details.

1.	Definition and Interpretation

1.1 Unless the context required otherwise, all the words and terms provided in this Agreement have the following meanings:

“Aggregate Debt” means all debts and obligations of the Borrower at any time;

“Auditor” means any authorized auditor of Grant Thornton or other independent audit firm appointed by the Borrower with the consent of the Creditors;

“Authorized Director” means one or more directors who are authorized to sign and affix the company seal to bind the limited company in accordance with their authorization registered with the registrar of the partnerships and corporations, Department of Business Development, Ministry of Commerce;

“Authorized Officer” means any one or more persons authorized by the Authorized Director of a company to act and sign to bind the company;

“Availability Period for Letter of Guarantee Facility” means the period commencing from the Effective Date of this Agreement and expiring on the earlier of  the date (a) Bank of Ayudhya has no obligation to provide the Letter of Guarantee Facility to the Borrower pursuant to the terms of this Agreement and/or the Documents for the Utilization of Letter of Guarantee Facility, or (b) Bank of Ayudhya agrees with the Borrower;

“Availability Period for Long Term Facility Portion 1” means the period commencing from the Effective Date of this Agreement and expiring on the last Banking Day of June 2004;

“Availability Period for Long Term Facility Portion 2” means the period commencing from the Effective Date of this Agreement and expiring on the earlier of (a) 31 March 2006 or (b)  the date the Long Term Creditors have no obligation to provide Long Term Facility Portion 2 to the Borrower or (c) the Long Term Creditors agree with the Borrower;

“Availability Period for Packing Credit Facility under the Credit Facilities Agreement” means

(1)

For Packing Credit Facility under the Credit Facilities Agreement pursuant to Clause 2.1.3.1 (a) of this Agreement, the period commencing from the Effective Date of the Credit Facilities Agreement and expiring on the earlier of  the date (a) the Packing Credit Creditors have no obligation to provide the Packing Credit Facility under the Credit Facilities Agreement to the Borrower pursuant to Clause 2.1.3.1 (a) of this Agreement and/or the Documents for the Utilization of Packing Credit Facility or (b) the Packing Credit Creditors agree with the Borrower;

(2)

For Packing Credit Facility under the Credit Facilities Agreement pursuant to Clause 2.1.3.1 (b)  of this Agreement, the period commencing from the Effective Date of the First Supplemental Agreement to the Credit Facilities Agreement and expiring on the earlier of the date (a) the Packing Credit Creditors have no obligation to provide the Packing Credit Facility under the Credit Facilities Agreement to the Borrower pursuant to Clause 2.1.3.1 (b)  of this Agreement and/or the Documents for the Utilization of Packing Credit Facility or (b) the Packing Credit Creditors agree with the Borrower;

“Availability Period for Packing Credit Facility under the Second Credit Facilities Agreement” means the period commencing from the Effective Date of this Agreement and expiring on the earlier of the date  (a) the Packing

Credit Creditors have no obligation to provide Packing Credit Facility to the Borrower  under this Agreement and/or the Documents for the Utilization of  Packing Credit Facility or (b) the Packing Credit Creditors agree with the Borrower;

“Availability Period for Overdraft Facility” means the period commencing from the Effective Date of the Credit Facilities Agreement and expiring on the earlier of  the date (a) Bank of Ayudhya has no obligation to provide the Overdraft Facility to the Borrower pursuant to the terms of this Agreement and/or the Documents for the Utilization of Overdraft Facility, or (b) Bank of Ayudhya agrees with the Borrower;

“Availability Period for Short Term Working Capital Facility under the Credit Facilities Agreement” means the period commencing from the Effective Date of the Credit Facilities Agreement and expiring on the earlier of  the date (a) IFCT has no obligation to provide the Short Term Working Capital Facility under the Credit Facilities Agreement to the Borrower pursuant to the terms of this Agreement and/or the Documents for the Utilization of Short Term Working Capital Facility, or (b) IFCT agrees with the Borrower;

“Availability Period for Short Term Working Capital Facility under the Second Credit Facilities Agreement” means the period commencing from the Effective Date of this Agreement and expiring on the earlier of the date (a) Bank of Ayudhya has no obligation to provide the Short Term Working Capital Facility under the Second Credit Facilities Agreement to the Borrower under this Agreement and/or the Documents for the Utilization of Short Term Working Capital Facility or (b) Bank of Ayudhya agrees with the Borrower;

“Average Deposit Rate” means the average of (1) the interest rate per annum quoted by Bank of Ayudhya to be payable to its customers for the twelve (12) months fixed deposit in Baht with Bank of Ayudhya and (2) the interest rate per annum quoted by IFCT to be payable to its customers for the promissory note in Baht issued to its customers for the period of one (1) year.  In the case that the interest rate per annum on the promissory note in Baht issued by IFCT to its customers is no longer quoted, the Creditors shall agree on the substitute interest rate to be used by IFCT.

“Average MLR” means an annual interest rate specified by the Facility Agent by using the annual interest rate that each Creditor used to calculate the interest for the long term debt in Baht from the prime customers of each Creditor;

“Baht Currency” or “Baht” means the lawful currency of Thailand;

“Banking Day” means the day the Creditors open for business in Bangkok (except Saturdays, Sundays and other holidays of the financial institutions announced by the Bank of Thailand);

“Capital Expenditure Plan” means the Capital Expenditure Plan during the years 2004-2006 as illustrated in Attachment 12 and as amended from time to time by the parties;

“Creditors” means all the financial institutions specified in Attachment 1 and the “Creditor” means each financial institution specified in Attachment 1;

“Commitment Percentage” means the commitment percentage or portion of each Creditor as specified in Attachment 1;

“Debt” and “Indebtedness” means all debts and obligations of the Borrower under this Agreement and the Transaction Documents whether existing debt, future debt or conditional debt including the obligation of the Borrower to repay the money to the Creditors under the Transaction Documents;

“Debt Service Coverage Ratio” means the ratio of EBITDA divided by debt determined as at the end of each twelve (12) months period of the  Borrower’s financial year.  For the purpose of this definition, “debt”

means the current portion of principal payable on all outstanding loan (excluding subordinated loan provided by Innovex Group Companies) and interest expenses relevant to each twelve (12) months period of the Borrower’s financial year.

“Debt Service Reserve Account” means Savings Account No. 318-1-12267-1, an interest bearing account of the Borrower opened and maintained with the Lamphun branch of the Facility Agent;

“Default Interest Rate” means

(a)

In the case of IFCT, the maximum interest rate IFCT is legally allowed at that particular time to use in compliance with the laws regarding interest for loans of financial institutions applicable to IFCT which, on the Effective Date of this Agreement, is at the rate of seventeen (17) percent per annum but can be changed as announced, from time to time, by IFCT; and/or

(b)

In the case of Bank of Ayudhya, the maximum interest rate applicable to the general customers who breach any condition specified by Bank of Ayudhya under the notification of the Bank of Thailand relating to the specification for commercial banks to perform in relation to interest and discount which, on the Effective Date of this Agreement, is at the rate of  fourteen point five  (14.5) percent per annum but can be changed as announced, from time to time, by Bank of Ayudhya;

“Deposit Account” means a savings account, account No. 318-1-27279-9, opened and maintained with the Lamphun branch of the Facility Agent for the purpose of depositing the Borrower’s fund drawn under the Long Term Facility Portion 1 pursuant to Clause 4.1.1 of this Agreement.

“Documents for the Utilization of Letter of Guarantee Facility” means application for the utilization of letter of guarantee facility and/or documents or agreements which are used for the utilization of letter of guarantee facility in the form and substance specified by Bank of Ayudhya;

“Documents for the Utilization of Overdraft Facility” means application for the utilization of overdraft and/or documents or agreements which are used for the utilization of overdraft Facility (including overdraft agreement) previously entered into by the Borrower and to be entered into by the Borrower in the form and substance specified by Bank of Ayudhya in addition to the Documents for the Utilization of Overdraft Facility previously entered into by the Borrower;

“Documents for the Utilization of Packing Credit Facility” means application for the utilization of Packing Credit and/or any documents, instruments, Promissory Notes or other agreements which are used for the utilization of Packing Credit Facility previously entered into by the Borrower and to be entered into by the Borrower in the form and substance acceptable to the relevant Packing Credit Creditor(s) in addition to the Documents for the Utilization of Packing Credit Facility previously entered into by the Borrower;

“Documents for the Utilization of Short Term Working Capital Facility” means application for the utilization of Short Term Working Capital Facility and/or any documents, instruments, Promissory Notes or other agreements which are used for the utilization of the  Short Term Working Capital Facility previously entered into by the Borrower and to be entered into by the Borrower in the form and substance specified by the relevant Working Capital Creditor(s) in addition to the Documents for the Utilization of Short Term Working Capital Facility previously entered into by the Borrower;

“Drawdown” and “drawdown” mean an act of borrowing and other utilization of Facility under this Agreement;

“Drawdown Schedule” means the drawdown schedule for the Long Term Facility Portion 2 as specified in Attachment 10;

“EBIT” means, for the relevant period, revenues less operating expenses, but before interest expenses and income tax and for the avoidance of doubt, the revenues shall not include unrealized foreign exchange gain/loss;

“EBITDA” means, for the relevant period, revenues less operating expenses, but before interest expenses, income tax, depreciation and amortization and for the avoidance of doubt, the revenues shall not include unrealized foreign exchange gain/loss;

“Effective Date of the Credit Facilities Agreement” means 23 April 2001;

“Effective Date of the First Supplemental Agreement to the Credit Facilities Agreement” means 1 March 2002;

“Effective Date of the Second Supplemental Agreement to the Credit Facilities Agreement” means 28 February 2003;

“Effective Date of this Agreement” means 11 June 2004;

“Equity” means the equity of the Borrower which includes paid-up share capital, share premiums, reserves, retained earnings and also includes the subordinated loans provided by any  of  Innovex Group Companies to the Borrower in compliance with the form and substance acceptable to the Creditors;

“Equipment” means all equipment and appliances installed or will be installed, imported or purchased locally or used in the Project at present and in the future  including Registerable Equipment in accordance with the details specified in Attachment 9 and any amendment thereof;

“Equipment Mortgage Agreement” means the agreement  to mortgage  the Registerable Equipment including the agreement attached to the Equipment Mortgage Agreement in accordance with the form and substance specified by the Security Agent;

“Event of Default” means any event as specified in Clause 12.1 as an event of default;

“Existing Debt” means the Debt which is already in existence at any time;

“Facility” means the credit facilities provided by the Creditors to the Borrower under this Agreement including Long Term Facilities, Packing Credit Facility,  Working Capital Facility and Letter of Guarantee Facility;

“Facility Limit of Each Creditor” means the facility limit for Long Term Facilities,  Packing Credit Facility, Working Capital Facility and Letter of Guarantee Facility provided by each Creditor to the Borrower under Attachment 1 under the name of each  Creditor, this facility limit may be reduced or cancelled under the term of  this Agreement;

“Financial Statements” means balance sheet, income statement, cashflow statement of the Borrower or the Guarantor (as the case may be) together with the notes attached thereto including the statements specifying the sources and uses of funds;

“Guarantor” means Innovex Inc which is an ultimate parent company of the Borrower and/or the Innovex Group Companies;

“Innovex Inc” means Innovex Inc. which is an ultimate parent company of the Borrower established under the laws of Minnesota, United States of America with its registered office at 5540 Pioneer Creek Drive, Maple Plain, Minnesota, U.S.A.

“Innovex Group Companies” means any company registered in any jurisdiction which holds shares or have controlling power or being controlled by or under common control with other companies, whether directly or indirectly, in the Borrower; for the benefit of the foregoing, the power to control, being controlled or under common control mean having the power, whether directly or indirectly, to order or have the power to designate the management or policies of such company whether by being the holder of voting shares, by contract or otherwise;

“Interbank Market” means London Interbank Deposit Market (in case of LIBOR) or Singapore Interbank Deposit Market (in case of SIBOR);

“Interest Coverage Ratio” means the ratio of EBIT divided by interest determined as at the end of each twelve (12) months period of the  Borrower’s financial year.  For the purpose of this definition, “interest” means the current portion of interest expenses relevant to each twelve (12) months period of the Borrower’s financial year.

“Land and Building” means the land and building which are the location of the Project in accordance with the details specified in Attachment 11

“Interest Period” means the interest period as specified in Clause 5.1.4, Clause 5.1.5, Clause 5.2, Clause 5.3.2, Clause 5.3.3, Clause 5.3.5 and Clause 12.3;

“Interest Payment Date” means the day on which the interest shall be due and payable under this Agreement;

“Land and Building Mortgage” means the agreement to mortgage the Land and Building to increase the mortgage value including the agreement attached to the Land and Building Mortgage in accordance with the form and substance specified by the Security Agent;

“Letter of Guarantee Creditor” means Bank of Ayudhya;

“Letter of Guarantee Facility” means the letter of guarantee facility to be provided by Bank of Ayudhya to the Borrower as specified in Clause 2.1.5 and for the purpose as specified in Clause 2.2.4;

“LIBOR” means, in relation to any relevant sum and any relevant period, the rate determined by the Facility Agent on behalf of the Creditors to be the arithmetic mean (rounded up if necessary to the nearest integral multiple of 1/16%) of the offered rates quoted by the Reference Banks to prime banks in the Interbank Market for the making of deposits in United States Dollars during such relevant period, in an amount comparable to the amount of the Loan and for a period comparable to the length of the Interest Period, at or about 11.00 a.m. (London time) on the second Banking Day before the first day of such relevant period;

“Loan” means the aggregate principal amount that the Long Term Creditors, Packing Credit Creditors and/or Working Capital Creditors allow the Borrower to drawdown under this Agreement and for the time being of outstanding under this Agreement;

“Long Term Creditors” and “Long Term Creditor” mean the Long Term Creditors and each Long Term Creditor (as the case may be) under this Agreement;

“Long Term Debt” means any debt that has a repayment maturity of not less than one year;

“Long Term Facilities” means the Long Term Facility Portion 1 and Long Term Facility Portion 2;

“Long Term Facility Portion 1” means the facility in Baht as specified in Clause 2.1.1;

“Long Term Facility Portion 2” means the facility in Baht as specified in Clause 2.1.2;

“MOR” means

(a)

In the case of  Bank of Ayudhya, an annual interest rate specified by Bank of Ayudhya using the annual interest rate that Bank of Ayudhya used to calculate the interest for the  overdraft facility in Baht from its prime customers which, on the Effective Date of this Agreement, is at the rate of six (6) percent per annum but can be changed as announced from time to time by Bank of Ayudhya; and

(b)

In the case of IFCT, a minimum annual interest rate for the purchase of bills from the prime customers as announced by IFCT which, on the Effective Date of this Agreement, is at the rate of six point two five (6.25) percent per annum but can be changed as announced from time to time, by IFCT;

“Notice of Commitment Percentage” means the notice informing the Commitment Percentage for each Facility arranged by the Facility Agent in accordance with the form specified in Attachment 4;

“Notice of Drawdown” means the notice of drawdown in the form specified in Attachment 2;

“Overdraft Creditor” means Bank of Ayudhya;

“Overdraft Facility” means the overdraft facility that Bank of Ayudhya allows the Borrower to drawdown under this Agreement;

“Packing Credit Creditors” and “Packing Credit Creditor” mean the Packing Credit Creditors and each Packing Credit Creditor (as the case may be) under this Agreement;

“Packing Credit Facility” means the facility in Baht or foreign currency equivalent to Baht as specified in Clause 2.1.3;

“Packing Credit Facility Limit” means the facility limit for Packing Credit Facility as specified in Attachment 1;

“Packing Credit Facility under the Credit Facilities Agreement” means the Packing Credit Facility in Baht or foreign currency equivalent to Baht as specified in Clause 2.1.3.1;

“Packing Credit Facility under the Second Credit Facilities Agreement” means the Packing Credit Facility in Baht or foreign currency equivalent to Baht as specified in Clause 2.1.3.2;

“Pledgees” means IFCT and Bank of Ayudhya;

“Pool Assets” means all assets of the Borrower including trade debtor, note receivable, security, income from the Insurance, money paid by other person to the Borrower, and other revenues received by the Borrower under the conditions of this Agreement or other type of the agreement;

“Project” means the project for the manufacturing of Flexible Interconnect Assembles and/or any products of the Borrower;

“Promissory Note” means any promissory note issued by the Borrower to the Packing Credit Creditor and/or Working Capital Creditor as an evidence for the granting and/or drawing of that type of Facility to the Borrower and shall be in accordance with the form specified by each Creditor;

“Proportion of Debt” means the proportion of the Existing Debt of the Borrower for each Creditor and all the Existing Debts of the Borrower under the Long Term Facilities, Packing Credit Facility, Working Capital Facility or Letter of Guarantee Facility (as the case may be) at any time under this Agreement;

“Prioritization Agreement” means the Prioritization Agreement dated 23 April 2001 and the First Amendment to Prioritization Agreement dated to be effective from 23 April 2001 executed by the Guarantor, Creditors, U.S. Bank and Wells Fargo Bank;

“Receipt” means the receipt issued by the Borrower to each Creditor as evidence of the drawdown from  (a) the Long Term Facilities in accordance with the form specified in Attachment 3 (b) the Packing Credit Facility in accordance with the form specified in Attachment 3.1, and (c) the Short Term Working Capital Facility in accordance with the form specified in Attachment 3.2;

“Reference Banks” means British Bankers Association in the case of LIBOR and Association of Banks in Singapore in the case of SIBOR, the quotation of which as appears on the screen of RAUTERS Financial Services;

“Repayment Date” means the day on which the loan shall be repaid as specified in Clause 6 of this Agreement and under Attachment 6 (as the case may be);

“Repayment Schedule” means the repayment schedule for  Long Term Facility Portion 1  under the conditions specified in Clause 6.1.1(a) and Attachment 6.1 and the repayment schedule for Long Term Facility Portion 2 under the conditions specified in Clause 6.1.1(b) and Attachment 6.2 ;

“Registerable Equipment” means all the equipment located in the Project which is capable of registration under the Machinery Registration Acts B.E. 2514 (including any amendment thereof);

“Security” means the security specified in Clause 3.1, Clause 13 and Attachment 5 including the additional security to be provided in addition to or as a substitution in the form and value acceptable to the Creditors;

“Security Keeper” means each of  (a) Mr. Vasu Velayuthan and/or (b) Mr. Kanchit Satarug who has the power to control the Equipment for and on behalf of the Creditors in accordance with the conditions set forth in Attachment 9;

“Short Term Working Capital Facility under the Credit Facilities Agreement” means the short term working capital facility that IFCT allows the Borrower to drawdown under the Credit Facilities Agreement and/or this Agreement;

“Short Term Working Capital Facility under the Second Credit Facilities Agreement” means the short term working capital facility that Bank of Ayudhya allows the Borrower to drawdown under this Agreement;

“SIBOR” means, in relation to any relevant sum and any relevant period, the rate determined by the Facility Agent on behalf of the Creditors to be the arithmetic mean (rounded up if necessary to the nearest integral multiple of 1/16%) of the offered rates quoted by the Reference Banks to prime banks in the Interbank Market for the making of deposits in United States Dollars during such relevant period, in an amount comparable to the amount of the Loan and for a period comparable to the length of the Interest Period, at or about 11.00 a.m. (Singapore time) on the second Banking Day before the first day of such relevant period;

“Fourth Equipment Pledge Agreement” means the Fourth Equipment Pledge Agreement dated 11 June 2004  made among the Borrower, Security Keepers, Security Agent and the Creditors for the benefit of the Creditors in accordance with the form specified in Attachment 9 of this Agreement;

“Third Guarantee Agreement” means the Third Guarantee Agreement issued by the Guarantor to the Creditors in accordance with the form of Attachment 8 as a security of the Debt of the Borrower under the Credit Facilities Agreement and this Agreement;

“Transaction Documents” means this Agreement, and agreements, documents and other agreements relating to the utilization of the Facility under this Agreement including all the documents relating to the

Security, the Third Guarantee Agreement, Land and Building Mortgage Agreement, the Fourth Equipment Pledge Agreement, Equipment Mortgage Agreement,  Documents for the Utilization of  Overdraft Facility, Documents for the Utilization of  Packing Credit Facility, Documents for the Utilization of Short Term Working Capital Facility, Documents for the Utilization of Letter of Guarantee Facility, Receipt and Promissory Notes;

“United States Dollars” and “US$” means the lawful currency of the United States of America;

“Utilized Amount” means the principal that any Creditor allow the Borrower to drawdown or that any Creditor is deemed to allow the Borrower to drawdown on each Utilization Date;

“Utilization Date” means the date the Borrower utilizes any type of Facility under this Agreement;

“U.S. Bank” means U.S. Bank National Association, which is one of the banks which provided credit facilities to the Guarantor or any of the Innovex Group Companies other than the Borrower;

“Wells Fargo Bank” means Wells Fargo Bank Minnesota National Association, which is one of the banks which provided credit facilities to the Guarantor or any of the Innovex Group Companies other than the Borrower;

“Withdrawal Notice” means the withdrawal notice in the form specified in Attachment 7;

“Working Capital Creditors” and “Working Capital Creditor” mean  the creditor(s) that provide the Short Term Working Capital Facility under the Credit Facilities Agreement and/or the Short Term Working Capital Facility under the Second Credit Facilities Agreement  (as the case may be); and

“Working Capital Facility” means the Short Term Working Capital Facility under the Credit Facilities Agreement, the Short Term Working Capital Facility under the Second Credit Facilities Agreement and Overdraft Facility in Baht as specified in Clause 2.1.4.

1.2	Under this Agreement unless the context required otherwise

(a)

References to this Agreement or Transaction Documents shall include annexes and attachments of this Agreement or Transaction Documents and also includes this Agreement or the Transaction Documents as amended and supplemented from time to time;

(b)	The term “Facility Agent”, “Security Agent” and “Creditor” are references to the assignee or transferee of such person;

(c)

The term “Law” or “law” includes the codes, emergency decrees, constitution, statutes, acts, decrees, emergency decrees, treaties, conventions, guidelines and judgments (whether or not having the force of laws) and also includes the laws of the countries other than Thailand.

1.3

Contents, headings or names of this Agreement and the Transaction Documents are for the purpose of references only and will not be used for the interpretation of any terms of this Agreement or the Transaction Documents.

1.4

The terms and conditions under the Credit Facilities Agreement on or relating to Packing Credit Facility, Working Capital Facility and Security shall be repealed and replaced and superceded by the terms and conditions prescribed under this Agreement.

2.	The Facilities

2.1	Subject to the terms and conditions of this Agreement, the Facilities to be made available to the Borrower under this Agreement shall consist of:

2.1.1

Long Term Facility Portion 1  the Baht loan facility provided by the Long Term Creditors to the Borrower under the terms and conditions of this Agreement for the aggregate amount of not exceeding Baht 400,000,000 (Four Hundred Million Baht)

2.1.2

Long Term Facility Portion 2  the Baht loan facility provided by the Long Term Creditors to the Borrower under the terms and conditions of this Agreement for the aggregate amount of not exceeding Baht 660,000,000 (Six Hundred and Sixty Million Baht).

2.1.3	Packing Credit Facility

2.1.3.1	Packing Credit Facility under the Credit Facilities Agreement

(a)

the Baht and/or foreign currency equivalent to Baht facility as Packing Credit Creditors agree but not exceeding the Packing Credit Facility Limit  provided by Packing Credit Creditors to the Borrower under the terms and conditions of this Agreement for the aggregate amount of not exceeding Baht 530,000,000 (Five Hundred Thirty Million Baht).

(b)

Packing Credit Facility for the payment of expenses related to the business transaction with Seagate Technology (Thailand) Limited  in Baht and/or foreign currency equivalent to Baht for the  amount of not exceeding Baht 300,000,000 (Three Hundred Million Baht) provided that each Packing Credit Creditor will provide Packing Credit Facility pursuant to this sub-clause (b) in the amount not exceeding Baht 150,000,000 (One Hundred and Fifty Million Baht).

2.1.3.2	Packing Credit Facility under the Second Credit Facilities Agreement

The Baht and/or foreign currency equivalent to Baht facility as Packing Credit Creditors agree but not exceeding the Packing Credit Facility Limit provided by the Packing Credit Creditors to the Borrower under the terms and conditions of this Agreement for the aggregate amount of not exceeding Baht 270,000,000 (Two Hundred Seventy Million Baht).

2.1.4

Working Capital Facility  Baht loan or overdraft provided by Working Capital Creditors to the Borrower under the terms and conditions of this Agreement for the aggregate amount of not exceeding Baht 100,000,000 (One Hundred Million Baht) divided into the following type of the facility;

(1)

Short Term Working Capital Facility under the Credit Facilities Agreement  provided and/or continue to be provided by IFCT to the Borrower for the amount not exceeding Baht 70,000,000 (Seventy Million Baht);

	(2)	Short Term Working Capital Facility under the Second Credit Facilities Agreement to be provided by Bank of Ayudhya to the Borrower for the amount not exceeding Baht 20,000,000 (Twenty Million Baht);

	(3)	Overdraft Facility provided and/or continue to be provided by Bank of Ayudhya to the Borrower for the amount not exceeding Baht 10,000,000 (Ten Million Baht).

2.1.5

Letter of Guarantee Facility  the letter(s) of guarantee to be provided by Bank of Ayudhya for the Borrower under the terms and conditions of this Agreement for the amount not exceeding Baht 5,000,000 (Five Million Baht).

2.2	The Borrower shall use the Facilities exclusively for the following purposes:

2.2.1

Long Term Facilities  The Borrower shall use the Long Term Facility Portion 1 for the payment of expenses related to the Project and shall use the Long Term Facility Portion 2 for the payment of expenses related to the Project and as illustrated in the Capital Expenditure Plan.

	2.2.2	Packing Credit Facility The Borrower shall use the Packing Credit Facility for the payment of expenses related to the Project and as working capital for the Project.

	2.2.3	Working Capital Facility The Borrower shall use the Working Capital Facility as working capital for the Project.

2.2.4

Letter of Guarantee Facility  The Borrower shall use the Letter of Guarantee Facility to guarantee its debts under contracts to be entered into between the Borrower and government authorities and/or companies as approved by the Letter of Guarantee Creditor, provided always that the Letter of Guarantee Facility shall not be used to guarantee the Borrower’s debts under any loan transactions.

2.3

The fact that, for whatsoever reason, the Facility or any part thereof is not fully utilized by the Borrower or is unavailable to the Borrower shall neither affect nor  impair the liabilities of the Borrower to perform any and all of its obligations under this Agreement in full nor impose any obligation on any Creditor to provide the Borrower any  Facility other than the Commitment  Percentage of the Facility of each Credit  as specified in this Agreement.

2.4

Failure by a Creditor to perform its obligation under this Agreement shall not release other Creditor, Facility Agent, Security Agent or the Borrower from their respective obligations under this Agreement nor shall any Creditor, Security Agent or Facility Agent be liable in any respect for the failure of such Creditor to perform its obligation under this Agreement.  In the event of any circumstance as specified above has happened, other Creditor will arrange the consultation with the Borrower immediately to find a possible remedy for such circumstance.

3.	Conditions Precedent

3.1	General Conditions Precedent

In addition to other conditions specified in this Agreement, the Creditors are bound to provide the Facility to the Borrower under this Agreement when the Facility Agent is of  the opinion that the Borrower and the Guarantor have fulfilled the conditions precedent as specified in Attachment 5 completely not less  than seven (7)  Banking Days before the first Utilization Date under this Agreement or if the Facility Agent has waived any condition precedent in writing before or on the first Utilization Date under this Agreement.

3.2	Conditions Precedent for the utilization of Long Term Facilities, Packing Credit Facility, Working Capital Facility and Letter of Guarantee Facility

In addition to other conditions specified in this Agreement, the Long Term Creditors, Packing Credit Creditors, Working Capital Creditors and the Letter of Guarantee Creditor are bound to provide the Long Term Facilities, Packing Credit Facility,  Working Capital Facility and Letter of Guarantee Facility to the Borrower under this Agreement when the Facility Agent is of the opinion that the Borrower has fulfilled the conditions precedent as specified under this clause in full not less than three (3) Banking Days before the Utilization Date  for the Long Term Facilities, Utilization Date for Packing Credit Facility,  Utilization Date for Working Capital Facility or Utilization Date for Letter of Guarantee Facility (as the case may be)  or when the Facility Agent has waived any condition precedent to the Borrower in writing before or on the

Utilization Date for Long Term Facilities, Utilization Date for Packing Credit Facility,  Utilization Date for Working Capital Facility or Utilization Date for Letter of Guarantee Facility (as the case may be).  The conditions precedent for Long Term Facilities, Packing Credit Facility, Working Capital Facility and Letter of Guarantee Facility are as follows:

3.2.1	Events which are conditions precedent for Long Term Facilities, Packing Credit Facility, Working Capital Facility and Letter of Guarantee Facility

(a)

all representations and warranties made by the Borrower and the Guarantor (as the case may be) under Clause 10 and under other Transaction Documents are true and correct as if made or provided on that proposed Utilization Date;

	(b)	The Borrower and the Guarantor (as the case may be) are in compliance with the conditions precedent as specified in Clause 3.1 completely and/or being waived in writing by the Facility Agent;

(c)

The Borrower and the Guarantor (as the case may be and to the extent applicable) have fulfilled the affirmative covenants and negative covenants provided under Clause 11 of this Agreement and/or provided pursuant to any other Transaction Documents and there is no Event of Default which has happened or may happen which has not been waived as a result of the utilization of Long Term Facilities, Packing Credit Facility, Working Capital Facility and Letter of Guarantee Facility (as the case may be);

(d)

The Transaction Documents, authorizations, permits or other documents of the same kind as specified in Attachment 5 are in full force and effect and has not been cancelled or amended in the way which is not acceptable to the Long Term Creditors, Packing Credit Creditors or Working Capital Creditors  or Letter of Guarantee Creditor (as the case may be).

3.2.2	Documents which are conditions precedent for the utilization of Long Term Facility Portion 1

The Facility Agent has received the following documents within the time specified in Clause 3.1 above.

	(a)	a Notice of Drawdown for that drawdown; and

	(b)	the Transaction Documents, other documents relating to this Agreement or related to the Borrower or other parties as requested by Long Term Creditors.

The Borrower shall deliver  the documents specified in Clause 3.2.2 to the Facility Agent with sufficient copies for the Creditors (one copy for each Long Term Creditor  of which the Facility Agent will keep the original of all the documents).  For the copies of all documents, the Borrower will arrange for its Authorized Director or Authorized Officer to certify each document as true and correct copy and in full force on the date of the certification of such documents.

3.2.3	Documents which are conditions precedent for the utilization of Long Term Facility Portion 2

The Facility Agent has received the following documents within the time specified in Clause 3.1 above.

	(a)	a Notice of Drawdown for that drawdown;

	(b)	Commercial Invoices in relation to the Project; and

(c) the Transaction Documents, other documents relating to this Agreement or related to the Borrower or other parties as requested by the Long Term Creditors.

The Borrower shall deliver  the documents specified in Clause 3.2.3 to the Facility Agent with sufficient copies for the Creditors (one copy for each Long Term Creditor  of which the Facility Agent will keep the original of all the documents).  For the copies of all documents, the Borrower will arrange for its Authorized Director or Authorized Officer to certify each document as true and correct copy and in full force on the date of the certification of such documents.

	3.2.4	Documents which are conditions precedent for each utilization of the Packing Credit Facility

Before the utilization of each Packing Credit Facility, each Packing Credit Creditor will receive the Documents for the Utilization of Packing Credit Facility and Promissory Note which is duly signed by the Authorized Director of the Borrower and proper stamp duties have already been affixed.

	3.2.5	Documents which are conditions precedent for each utilization of the Short Term Working Capital Facility.

Before the utilization of each Short Term Working Capital Facility, each Working Capital Creditor will receive the Documents for the Utilization of Short Term Working Capital Facility (in Baht) and the Promissory Note which is duly signed by the Borrower and proper stamp duties have already been affixed.

	3.2.6	Documents which are conditions precedent for each utilization of the Overdraft Facility.

Before the  utilization of Overdraft Facility, Bank of Ayudhya will receive the Documents for the Utilization of the Overdraft Facility (which includes overdraft agreement) (if necessary in addition to the Documents for the Utilization of the Overdraft Facility previously entered into by the Borrower) duly signed by the Authorized Director of  the  Borrower and proper stamp duties are affixed and in case for the extension of each additional Overdraft Facility, the Borrower will affix proper stamp duties as specified by Bank of Ayudhya.

	3.2.7	Documents which are conditions precedent for each utilization of the Letter of Guarantee Facility.

Before the first utilization of Letter of Guarantee Facility, the Letter of Guarantee Creditor will receive the Documents for the Utilization of Letter of Guarantee Facility which is duly signed by the Borrower and proper stamp duties have already been affixed.

4.	Utilization of Facility

4.1	Utilization of Long Term Facilities

	4.1.1	Utilization of Long Term Facility Portion 1

               4.1.1.1   Subject to the terms of Clauses 3.1 and  3.2 and other terms and conditions specified in this Agreement or the Transaction Documents, the Borrower may utilize the Long Term Facility Portion 1 in one lump sum within the Availability Period for Long Term Working Capital Facility Portion 1.

4.1.1.2 Subject to the conditions of Clause 2.1.1, the Borrower is entitled to drawdown the Long Term Facility Portion 1 for the aggregate amount of Baht 400,000,000 (Four Hundred Million Baht).

4.1.1.3 After the Borrower has drawndown the whole amount of the Long Term Facility Portion 1, the Borrower is not entitled to drawdown such amount again.

4.1.1.4 The drawdown of the Long Term Facility Portion 1 will be in compliance with the following conditions:

		(a)	The Facility Agent has received a Notice of Drawdown from the Borrower not less than five (5) Banking Days prior to the date of such drawdown;

(b)

The Borrower shall deliver the Receipt to the Facility Agent on the Utilization Date specifying the total amount for such drawdown and the amount that each Long Term Creditor provided to the Borrower under the Commitment Percentage of each Long Term Creditor for all the Long Term Creditors.

	4.1.1.5	(a)

The Borrower shall deposit the amount of the loan drawn under the Long Term Facility Portion 1 in the Deposit Account.  The Borrower may withdraw the amount of money from the Deposit Account on any Banking Day by giving the Withdrawal Notice together with commercial invoices in relation to the Project (if available) and/or other evidences showing the purpose of withdrawal the money from the Deposit Account  to the Facility Agent not less than five (5) Banking Days prior to the date of withdrawal of money from the Deposit Account.

(b)

In any event, the Borrower shall deliver  the receipts in relation to the Project, any proof of disbursement, documents necessary to register the mortgage of the Registerable Equipment in relation to the Project and/or other evidences showing the purpose of withdrawal the money from the Deposit Account to the Facility Agent within two (2) weeks from the withdrawal date.

4.1.2	Utilization of Long Term Facility Portion 2

               4.1.2.1   Subject to the terms of Clauses 3.1 and  3.2 and other terms and conditions specified in this Agreement or the Transaction Documents, the Borrower may utilize the Long Term Facility Portion 2 on any Banking Days during the Availability Period for Long Term Facility Portion 2 in accordance with the Drawdown Schedule.

4.1.2.2 Each drawdown of the Long Term Facility Portion 2 will be in compliance with the following conditions:

(a)

The Facility Agent has received a Notice of  Drawdown and the relevant commercial invoices in relation to the Project from the Borrower not less than five (5) Banking Days prior to the date of such drawdown;

(b)

The Borrower shall deliver Receipt to the Facility Agent on each Utilization Date   specifying the total amount for such drawdown and the amount that each Long Term Creditor  provided to the Borrower under the  Commitment Percentage for each Long Term Creditor  for all the Long Term Creditors.

(c)

Subject to the conditions of Clause 2.1.2, the Borrower is entitled to drawdown Long Term Facility Portion 2 for the aggregate amount of Baht 660,000,000 (Six Hundred Sixty Million Baht) provided that the Borrower may utilize the Long Term Facility Portion 2 in the amount not exceeding the amount equal to seventy (70) percent of the value of investment in the Project.

		(d)	In case the Borrower has drawndown Long Term Facility Portion 2 in full during the Availability Period for Long Term Facility Portion 2, the Borrower is not entitled to drawdown such amount again.

	4.1.3	A Notice of Drawdown issued by the Borrower shall be irrevocably binding on the Borrower to act in compliance with such notice.

In case the Borrower issues a Notice of  Drawdown to the Facility Agent and there is no drawdown on the date specified  as Utilization Date due to the reason that the Borrower fails to drawdown or the reason that the Borrower fails to comply with any conditions specified in Clause 3 in full, the Borrower will pay the money to the Long Term Creditors  upon request to remedy the damage, loss and expenses as a result of  the failure to drawdown on such date including the loss, interest margin, costs and expenses incurred from the reallocation of  the amount prepared for the providing of such Long Term Facilities  to the Borrower.

	4.1.4	Payment of Loan by the Long Term Creditors

Subject to the terms and conditions of this Agreement, for the drawdown of Long Term Facility Portion 1 and each drawdown of  Long Term Facility Portion 2, the Facility Agent will issue the Notice of Commitment Percentage to inform each Long Term Creditor of the amount of money that such Long Term Creditor  has to provide to the Borrower in compliance with the Commitment Percentage of the Facility of such Long Term Creditor  for the Long Term Facility Portion 1 or the Long Term Facility Portion 2 (as the case may be) no later than two (2) Banking Days prior to the Utilization Date and within 10.00 a.m. of the Utilization Date that the Borrower is allowed to drawdown the Long Term Facility Portion 1 or the Long Term Facility Portion 2 (as the case may be), each Long Term Creditor will deliver the amount specified by the Facility Agent by transferring the money to  the Deposit Account in case of the utilization under the Long Term Facility Portion 1 or the Borrower’s account in case of the utilization of the Long Term Facility Portion 2 (in which case the Long Term Creditor will deliver copy of  the transfer slip to the Facility Agent within the Utilization Date) or deliver cashier’s cheque under the name of  the Borrower dated the Utilization Date to the Facility Agent for deposit in the Deposit Account in case of the utilization under the Long Term Facility Portion 1 and the Borrower’s account in case of the utilization under the Long Term Facility Portion 2.

The parties clearly agree that the Borrower will be deemed to receive the Loan when each Long Term Creditor has delivered the amount of money in accordance with the Commitment Percentage to  the Deposit Account in case of the utilization under the Long Term Facility Portion 1 and the account of the Borrower  in case of the utilization under the Long Term Facility Portion 2 or delivered the cashier’s cheque in the name of the Borrower dated the Utilization Date to the Facility Agent which has deposited such funds in the Deposit Account in case of the utilization under the Long Term Facility Portion 1 and the Borrower’s account in case of the utilization under the Long Term Facility Portion 2 in compliance with the condition of this Clause.

4.2	Utilization of Packing Credit Facility

	4.2.1	Utilization of Packing Credit Facility under the Credit Facilities Agreement for Packing Credit Facility under Clause 2.1.3.1 (a) and Clause 2.1.3.1 (b)

               (a)           Subject to Clauses 3.1 and 3.2 and other conditions specified in this Agreement or the Transaction Documents, on any Banking Days during the Availability Period for Packing Credit Facility under the Credit Facilities Agreement, the Borrower is entitled to utilize the Packing Credit Facility under the Credit Facilities Agreement pursuant to Clauses 2.1.3.1 (a) and 2.1.3.1 (b)  in Baht and/or in other foreign currency which is equivalent to Baht acceptable by each of the Packing Credit Creditors but not exceeding the Facility Limit of each Packing Credit Creditor.

               (b)           For the utilization of the Packing Credit Facility under Clauses 2.1.3.1 (a) and 2.1.3.1 (b)  from each Packing Credit Creditor, the Borrower shall execute the Documents for the Utilization of Packing

Credit Facility for such Packing Credit Creditor not less than two(2) Banking Days before the Utilization Date for Packing Credit Facility under the Credit Facilities Agreement pursuant to Clauses 2.1.3.1 (a) and 2.1.3.1 (b)  and shall deliver a Receipt to each Packing Credit Creditor on each Utilization Date for Packing Credit Facility under the Credit Facilities Agreement under Clauses 2.1.3.1 (a) and 2.1.3.1 (b)  obtained from such Packing Credit Creditor.

               (c)           The maximum amount for the Packing Credit Facility under the Credit Facilities Agreement pursuant to Clause 2.1.3.1 (a) of this Agreement that the Borrower is entitled to utilize from the Packing Credit Creditors is Baht 530,000,000 (Five Hundred Thirty Million Baht).  The maximum amount for the Packing Credit Facility under the Credit Facilities Agreement pursuant to Clause 2.1.3.1 (b)   of this Agreement that the Borrower is entitled to utilize from the Packing Credit Creditors is Baht 300,000,000 (Three Hundred Million).

                (d)           The maturity of each Packing Credit Facility under the Credit Facilities Agreement pursuant to Clauses 2.1.3.1 (a) and 2.1.3.1 (b)  will not exceed one hundred and eighty (180) days from the Utilization Date.

                (e)           Subject to the conditions of Clause 4.2.1 (c) for any amount drawndown by the Borrower under the Packing Credit Facility under the Credit Facilities Agreement pursuant to Clauses 2.1.3.1 (a) and 2.1.3.1 (b)  and has been prepaid or repaid by the Borrower, the Borrower is entitled to drawdown such amount on a revolving basis under the terms and conditions set forth by each Packing Credit Creditor under its Documents for the Utilization of Packing Credit Facility.

                (f)           The utilization of Packing Credit Facility under the Credit Facilities Agreement pursuant to Clauses 2.1.3.1 (a) and 2.1.3.1 (b)  of this Agreement must be renewed on a yearly basis in accordance with the conditions specified by each Packing Credit Creditor in the Documents for the Utilization of Packing Credit Facility.

                (g)           The Borrower agrees that the Borrower shall use its best efforts to utilize Packing Credit Facility  from each Packing Credit Creditor at the proportionate ratio of 1 (IFCT) to 1 (Bank of Ayudhya) or other ratio specified, from time to time, by the Packing Credit Creditors and shall prepare the reports for the drawdown of  Packing Credit Facility and other Facilities to the Facility Agent on the first and sixteenth days of each month under the calendar year.

In case the amount of Packing Credit Facility utilized cannot be proportionately maintained in accordance with the ratio specified above, the Borrower shall divide the amount as close as possible to the proportionate ratio specified above.

4.2.2	Utilization of Packing Credit Facility under the Second Credit Facilities Agreement

                (a)           Subject to Clauses 3.1 and 3.2 and other conditions specified in this Agreement or the Transaction Documents, on any Banking Days during the Availability Period for Packing Credit Facility under the Second Credit Facilities Agreement, the Borrower is entitled to utilize the Packing Credit Facility under the Second Credit Facilities Agreement pursuant to Clause 2.1.3.2 in Baht and/or in other foreign currency which is equivalent to Baht acceptable by each of the Packing Credit Creditors but not exceeding the Facility Limit of each Packing Credit Creditor.

                (b)           For the utilization of the Packing Credit Facility under Clause 2.1.3.2 from each Packing Credit Creditor, the Borrower shall execute the Documents for the Utilization of Packing Credit Facility for such Packing Credit Creditor and submit the relevant purchase order to each of the Packing Credit Creditors not less than two (2) Banking Days before the Utilization Date for Packing Credit Facility under the Second Credit Facilities Agreement pursuant to Clause 2.1.3.2 and shall deliver a Receipt to each Packing Credit Creditor on each Utilization Date for Packing Credit Facility under the Second Credit Facilities Agreement under Clause 2.1.3.2 obtained from such Packing Credit Creditor.

               (c)          The maximum amount for the Packing Credit Facility under the Second Credit Facilities Agreement pursuant to Clause 2.1.3.2 of this Agreement that the Borrower is entitled to utilize from the Packing Credit Creditors is Baht 270,000,000 (Two Hundred Seventy Million Baht) provided that  Bank of Ayudhya will not provide this Facility in the amount exceeding Baht 200,000,000 (Two Hundred Million Baht) and IFCT will not provide this Facility in the amount exceeding Baht 70,000,000 (Seventy Million Baht).  The Borrower may utilize the Packing Credit Facility under the Second Credit Facilities Agreement in the amount not exceeding the amount equal to eighty (80) percent of the value of purchase orders.

(d) The maturity of each Packing Credit Facility under the Second Credit Facilities Agreement pursuant to Clause 2.1.3.2 will not exceed one hundred and eighty (180) days from the Utilization Date.

               (e)          Subject to the conditions of Clause 4.2.2 (c) for any amount drawndown by the Borrower under the Packing Credit Facility under the Second Credit Facilities Agreement pursuant to Clause 2.1.3.2 and has been prepaid or repaid by the Borrower, the Borrower is entitled to drawdown such amount  on a revolving basis under the terms and conditions set forth by each Packing Credit Creditor under its Documents for the Utilization of Packing Credit Facility.

               (f)          The utilization of Packing Credit Facility under the Second Credit Facilities Agreement pursuant to Clause 2.1.3.2 of this Agreement must be renewed on a yearly basis in accordance with the conditions specified by each Packing Credit Creditor in the Documents for the Utilization of Packing Credit Facility.

               (g)          The Borrower agrees that the Borrower shall use its best efforts to utilize Packing Credit Facility  from each Packing Credit Creditor at the proportionate ratio of 1 (IFCT) to 1 (Bank of Ayudhya) or the ratio specified by the Packing Credit Creditors and shall prepare the reports for the drawdown of  Packing Credit Facility and other Facilities to the Facility Agent on the first and sixteenth days of each month under the calendar year.

In case the amount of Packing Credit Facility  utilized cannot be proportionately maintained in accordance with the ratio specified above, Borrower shall divide the amount as close as possible to the proportionate ratio specified above.

4.3	Utilization of Short Term Working Capital Facility

4.3.1 Utilization of Short Term Working Capital Facility under the Credit Facilities Agreement

               (a)          Subject to Clauses 3.1 and 3.2 and other conditions specified in this Agreement or the Transaction Documents, on any Banking Days during the Availability Period for Short Term Working Capital Facility under the Credit Facilities Agreement, the Borrower is entitled to utilize the Short Term Working Capital Facility under the Credit Facilities Agreement in Baht by executing the Documents for the Utilization of  Short Term Working Capital Facility to IFCT no later than two (2) Banking Days before that Utilization Date for the Short Term Working Capital Facility under the Credit Facilities Agreement and shall deliver a Receipt to IFCT on each Utilization Date for Short Term Working Capital Facility under the Credit Facilities Agreement obtained from IFCT.

               (b)          The maximum amount the Borrower is entitled to utilize pursuant to the Short Term Working Capital Facility under the Credit Facilities Agreement from IFCT under this Agreement is Baht 70,000,000 (Seventy Million Baht).

               (c)          The maturity of each Short Term Working Capital Facility under the Credit Facilities Agreement will not exceed one hundred and twenty (120) days from the Utilization Date and in any case shall not exceed the Availability Period for Short Term Working Capital Facility under the Credit Facilities Agreement unless IFCT will agree otherwise.

               (d)          The Borrower will issue and deliver Promissory Note to IFCT as specified by IFCT in relation to the utilization of  Short Term Working Capital Facility under the Credit Facilities Agreement in compliance with the conditions specified by IFCT and/or the conditions specified in the Documents for the Utilization of Short Term Working Capital Facility.

               (e)          The utilization of Short Term Working Capital Facility under the Credit Facilities Agreement must be renewed on a yearly basis in accordance with the conditions specified by IFCT and/or the conditions specified in the Documents for the Utilization of Short Term Working Capital Facility.

               (f)          Subject to the conditions of Clause 4.3.1(b), for any amount drawndown by the Borrower under the Short Term Working Capital Facility under the Credit Facilities Agreement and has been prepaid or repaid by the Borrower, the Borrower is entitled to drawdown such amount on a revolving basis under the terms set forth by IFCT and/or the terms specified in the Documents for the Utilization of Short Term Working Capital Facility.

4.3.2 Utilization of Short Term Working Capital Facility under the Second Credit Facilities Agreement

               (a)          Subject to Clauses 3.1 and 3.2 and other conditions specified in this Agreement or the Transaction Documents, on any Banking Days during the Availability Period for Short Term Working Capital Facility under the Second Credit Facilities Agreement, the Borrower is entitled to utilize the Short Term Working Capital Facility under the Second Credit Facilities Agreement in Baht by executing the Documents for the Utilization of  Short Term Working Capital Facility to Bank of Ayudhya not less than two (2) Banking Days before that Utilization Date for the Short Term Working Capital Facility under the Second Credit Facilities Agreement and shall deliver a Receipt to Bank of Ayudhya on each Utilization Date for Short Term Working Capital Facility under the Second Credit Facilities Agreement obtained from Bank of Ayudhya.

               (b)          The maximum amount the Borrower is entitled to utilize the Short Term Working Capital Facility under the Second Credit Facilities Agreement from Bank of Ayudhya under this Agreement is Baht 20,000,000 (Twenty Million Baht) subjected to the availability of the fund of Bank of Ayudhya.

               (c)          The maturity of each Short Term Working Capital Facility under the Second Credit Facilities Agreement will not exceed one hundred and twenty (120) days from the Utilization Date and in any case shall not exceed the Availability Period for Short Term Working Capital Facility under the Second Credit Facilities Agreement unless Bank of Ayudhya will agree otherwise.

               (d)          The Borrower will issue and deliver Promissory Note to Bank of Ayudhya as specified by Bank of Ayudhya in relation to the utilization of  Short Term Working Capital Facility under the Second Credit Facilities Agreement in compliance with the conditions specified by Bank of Ayudhya and/or the conditions specified in the Documents for the Utilization of Short Term Working Capital Facility.

               (e)          The utilization of Short Term Working Capital Facility under the Second Credit Facilities Agreement must be renewed on a yearly basis in accordance with the conditions specified by Bank of Ayudhya and/or the conditions specified in the Documents for the Utilization of Short Term Working Capital Facility.

               (f)          Subject to the conditions of Clause 4.3.2(b), for any amount drawndown by the Borrower under the Short Term Working Capital Facility under the Second Credit Facilities Agreement and has been prepaid or repaid by the Borrower, the Borrower is entitled to drawdown such amount on a revolving basis under the terms set forth by Bank of Ayudhya and/or the terms specified in the Documents for the Utilization of Short Term Working Capital Facility.

4.3.3 Utilization of Overdraft Facility

               (a)          Subject to Clauses 3.1 and 3.2 and other conditions specified in this Agreement or the Transaction Document, on any Banking Days during the Availability Period for Overdraft Facility, the Borrower is entitled to utilize the Overdraft Facility with Bank of Ayudhya in accordance with the conditions specified in the Documents for the Utilization of  Overdraft Facility made with the Bank of Ayudhya.

(b) The maximum amount for the Overdraft Facility that the Borrower is entitled to utilize under this Agreement is Baht 10,000,000 (Ten Million Baht).

               (c)          In case Bank of Ayudhya changes the form of Overdraft Agreement, the Borrower agrees to execute new Overdraft Agreement in compliance with the new format in substitution for the old Overdraft Agreement to Bank of Ayudhya immediately upon request by the Bank.

               (d)          The Utilization of Overdraft Facility must be renewed on a yearly basis in accordance with the conditions specified by Bank of Ayudhya and/or the conditions specified in the Documents for the Utilization of Overdraft Facility.

4.4	Utilization of Letter of Guarantee Facility

(a)

Subject to Clauses 3.1 and 3.2 and other conditions specified in this Agreement or the Transaction Document, on any Banking Days during the Availability Period for Letter of Guarantee Facility, the Borrower is entitled to utilize the Letter of Guarantee Facility with Bank of Ayudhya in accordance with the conditions specified in the Documents for the Utilization of  Letter of Guarantee Facility  to be entered into between the Borrower and the Bank of Ayudhya.

(b) The maximum amount for the Letter of Guarantee Facility that the Borrower is entitled to utilize under this Agreement is Baht 5,000,000 (Five Million Baht).

(c)

The Utilization of Letter of Guarantee Facility must be renewed on a yearly basis in accordance with the conditions specified by Bank of Ayudhya and/or the conditions specified in the Documents for the Utilization of Letter of Guarantee Facility.

5.	Fees and Interest

5.1	Long Term Facilities

	5.1.1	Front End Fee

Within seven (7) days from the Effective Date of this Agreement, the Borrower will pay the front end fee for the Long Term Facility Portion 1 and the Long Term Facility Portion 2  to the Creditors for the amount equal to zero point two five (0.25) percent of (1) the total amount of the Long Term Facility Portion 1 and (2) the total amount of the Long Term Facility Portion 2 by using bank checks of the commercial bank which has its head office or branches in Bangkok Metropolis and payable in the name of each Creditor for the portion that each Creditor is entitled to receive.

	5.1.2	Commitment Fee

(a)

On the Utilization Date of the Long Term Facility Portion 1, if the Borrower utilize the Long Term Facility Portion 1 less than the amount specified in Clause 2.1.1, the Borrower shall pay the commitment fee at the rate of zero point five (0.50) percent per annum on the unutilized and uncancelled portion of the Long Term Facility

Portion 1 during the Availability Period for Long Term Facility Portion 1 on the last Banking Day of the Availability Period for Long Term Facility Portion 1; and

(b)

On each specific date in the Drawdown Schedule, if the Borrower utilize the Long Term Facility Portion 2 less than the aggregate amount of loan scheduled to be drawndown for each period as specified in the Drawdown Schedule, the Borrower shall pay the commitment fee at the rate of zero point five (0.50) percent per annum calculated on a daily basis on the unutilized and uncancelled portion of the aggregate amount of the loans scheduled to be drawndown as specified in the Drawdown Schedule.  The commitment fee under this sub-clause shall be payable in arrears on the last Banking Day of each quarter beginning on the Effective Date of this Agreement until the last day of the Availability Period for Long Term Facility Portion 2 and the last payment of commitment fee under this sub-clause shall be made on the last Banking Day of the Availability Period for Long Term Facility Portion 2.

The commitment fee will be calculated on the basis of actual number of days elapsed and a year of 365 days.

5.1.3	Cancellation Fee

If the Borrower cancels any portion of the Long Term Facility Portion 1 or the Long Term Facility Portion 2 (as the case may be) by sending a written notice to the Facility Agent in the form and substance acceptable to the Facility Agent within the Availability Period for Long Term Facility Portion 1 or the Availability Period for Long Term Facility Portion 2 (as the case may be) or the Borrower fails to utilize any portion of the Long Term Facility Portion 1 or the Long Term Facility Portion 2 within the Availability Period for Long Term Facility Portion 1 or the Availability Period for Long Term Facility Portion 2 (as the case may be), the Borrower shall pay the cancellation fee at the rate of one point two five (1.25) percent of the cancelled amount or unutilized portion of the Long Term Facility Portion 1 or the Long Term Facility Portion 2 (as the case may be) on the date the Facility Agent receives the written notice from the Borrower or the expiry date of Availability Period for Long Term Facility Portion 1 or the Availability Period for Long Term Facility Portion 2 (as the case may be).

For the avoidance of doubt, the cancellation fee shall not apply to the cancelled or unutilized portion of the Long Term Facility Portion 1 or the Long Term Facility Portion 2 (as the case may be) due to the consequence of the events set forth in Clause 9 (Change in Circumstances).

5.1.4	Interest for the Long Term Facility Portion 1

The interest rate for the Loan in relation to the Long Term Facility Portion 1 will be calculated as an annual rate specified by the Facility Agent on the first drawdown date to be used for the three (3) consecutive Interest Periods and at the beginning of every three (3) calendar months thereafter to be used for the next three (3) Interest Periods, at the following rates:

(1) Within one (1) year from the Effective Date of this Agreement at the rate of four (4) percent per annum.

               (2)          From the date immediately after one (1) year from the Effective Date of this Agreement until the end of the three (3) years period from the Effective Date of this Agreement at the rate equal to the Average Deposit Rate plus three (3) percent per annum.

(3) From the date immediately after three (3) years from the Effective Date of this Agreement onwards, at the rate equal to the Average Deposit Rate plus three point five (3.50) percent per annum.

For each Interest Period, the Borrower will pay interest for the Loan under the Long Term Facility Portion 1 in compliance with the conditions in this Agreement to the Facility Agent for the benefit of the Long Term Creditors pursuant to its Proportion of Debt  by payment within 10:00 a.m. (Bangkok time) on the last Banking Day of each month under the calendar year.

	5.1.5	Interest for the Long Term Facility Portion 2

The interest rate for the Loan in relation to the Long Term Facility Portion 2 will be calculated as an annual rate specified by the Facility Agent on the date of first drawdown date to be used for the three (3) consecutive Interest Periods and at the beginning of every three (3) calendar months thereafter to be used for the next three (3) Interest Periods, at the following rates:

(1) Within three (3) years from the Effective Date of this Agreement at the rate of equal to the Average Deposit Rate plus three (3) percent per annum.

(2) From the date immediately after three (3) years from the Effective Date of this Agreement onwards, at the rate equal to the Average Deposit Rate plus three point five (3.50) percent per annum.

For each Interest Period, the Borrower will pay interest for the Loan under the Long Term Facility Portion 2 in compliance with the conditions in this Agreement to the Facility Agent for the benefit of the Long Term Creditors pursuant to its Proportion of Debt  by payment within 10:00 a.m. (Bangkok time) on the last Banking Day of each month under the calendar year.

5.2	Interest for the Packing Credit Facility

               (a)          The interest rate for the Loan in Baht under the Packing Credit Facility under the Credit Facilities Agreement and the Packing Credit Facility under the Second Credit Facilities Agreement will be calculated by  each of the Packing Credit Creditors at the rate equal to the Average MLR minus one point seven five (1.75) percent per annum but shall not be less than the rate of three point two five (3.25) percent per annum.

               (b)          The interest rate for the Loan in a currency other than Baht under the Packing Credit Facility under the Credit Facilities Agreement and the Packing Credit Facility under the Second Credit Facilities Agreement will be calculated by each of the Packing Credit Creditors at the rate equal to SIBOR or LIBOR as determined by the Packing Credit Creditors plus two point five (2.50) percent per annum.

               (c)          For each Interest Period, the Borrower will pay such interest in compliance with the conditions specified by each Packing Credit Creditor in the Documents for the Utilization of  Packing Credit Facility of such Packing Credit Creditor.  In case those documents do not specify any specific condition on this, the Borrower will pay  interest on the last Banking Day of  each  month under the calendar year.

5.3	Working Capital Facility

	5.3.1	Front End Fee for the Short Term Working Capital Facility under the Credit Facilities Agreement and the Overdraft Facility

Within seven (7) days from the Effective Date of the Credit Facilities Agreement, the Borrower paid the front end fee for the Short Term Working Capital Facility under the Credit Facilities Agreement to IFCT for the amount of Baht 350,000 (Three Hundred Fifty Thousand Baht) and paid the front end fee for the Overdraft Facility to Bank of Ayudhya for the amount of Baht 50,000 (Fifty Thousand Baht).

	5.3.2	Interest for the Overdraft Facility

The Borrower has paid and shall continue to pay the interest for Overdraft Facility to Bank of Ayudhya under this Agreement at the rate equal to MOR of Bank of Ayudhya.

For each Interest Period, such interest shall be paid pursuant to the conditions specified by Bank of Ayudhya in the Documents for the Utilization of Overdraft Facility on a compound basis.  In case those documents do not specify any specific condition on this, the Borrower will pay interest on the one day prior to the last Banking Day of each month under the calendar year.

	5.3.3	Interest for the Short Term Working Capital Facility under the Credit Facilities Agreement

The Borrower has paid and shall continue to  pay interest for the Short Term Working Capital Facility under the Credit Facilities Agreement to IFCT under this Agreement at the rate equal to MOR of IFCT.

For each Interest Period, such interest will be paid pursuant to the terms specified by IFCT in the Documents for the Utilization of Short Term Working Capital Facility.  In case those documents do not specify any specific condition on this, the Borrower will pay interest on the last Banking Day of each month under the calendar year.

	5.3.4	Front End Fee for the Short Term Working Capital Facility under the Second Credit Facilities Agreement

Within seven (7) days from the Effective Date of this Agreement, the Borrower will pay front end fee for the Short Term Working Capital Facility under the Second Credit Facilities Agreement to Bank of Ayudhya in the amount equal to zero point two five (0.25) percent of the amount of the Short Term Working Capital Facility under the Second Credit Facilities Agreement by using bank check of the commercial bank which has its head office or branches in Bangkok Metropolis and payable in the name of Bank of Ayudhya.

	5.3.5	Interest for the Short Term Working Capital Facility under the Second Credit Facilities Agreement

The Borrower shall pay interest for the Short Term Working Capital Facility under the Second Credit Facilities Agreement to Bank of Ayudhya under this Agreement at the rate equal to MOR of Bank of Ayudhya.

For each Interest Period, such interest will be paid pursuant to the terms specified by Bank of Ayudhya in the Documents for the Utilization of Short Term Working Capital Facility.  In case those documents do not specify any specific condition on this, the Borrower will pay interest on the last Banking Day of each month under the calendar year.

5.4	Fee for Letter of Guarantee Facility

The Borrower shall pay the fee for the Letter of Guarantee Facility to Bank of Ayudhya under this Agreement at the rate as specified in the Documents for the Utilization of Letter of Guarantee Agreement.

5.5	The Calculation of Interest for all Types of Facilities

Interest for all types of Facilities will be calculated on the basis of actual number of days elapsed and a year of 365 days for the Facilities in Baht and a year of 360 days for the Facilities in other foreign currencies other than Baht.

6.	Repayment and Prepayment

6.1	Long Term Facility

	6.1.1	(a)	Long Term Facility Portion 1

The Borrower shall repay the Loan under the Long Term Facility Portion 1 to each Long Term Creditor on the last Banking Day of March, June, September and December (for the total 16 installments)  in accordance with Repayment Schedule commencing from  the last Banking Day of March 2006 onwards; and

		(b)	Long Term Facility Portion 2

The Borrower shall repay the Loan under the Long Term Facility Portion 2 to each Long Term Creditor on the last Banking Day of March, June, September and December (for the total 16 installments)  in accordance with Repayment Schedule commencing from the last Banking Day of March 2006 onwards.

6.1.2

Before 10.00 a.m on each Repayment Date, the Borrower will repay the Loan to the Facility Agent for the benefit of the Long Term Creditors in accordance with the condition of Clause 6.1.1(a) or Clause 6.1.1(b) (as the case may be) and in compliance with the Repayment Schedule.  In case the Borrower does not utilize the whole amount of Long Term Facility Portion 1 or Long Term Facility Portion 2 (as the case may be), the amount of Loan to be repaid by the Borrower on each Repayment Date will be reduced in the inverse order of maturity provided that, for the Long Term Facility Portion 2, if the Borrower have utilized the facility less than seventy (70) percent of the facility limit specified in Clause 2.1.2, the amount of Loan to be repaid by the Borrower in accordance with the Repayment Schedule on each Repayment Date will be reduced pro rata.

	6.1.3	After the Borrower has repaid the Loan, the Borrower may not utilize such repayment amount again.

6.1.4

The Borrower is entitled to prepay the Loan in relation to the Long Term Facility Portion 1 or the Long Term Facility Portion 2 (as the case may be) in whole or in part on any Interest Payment Date before the Repayment Schedule in compliance with the following conditions:

(a)

The Borrower has delivered the notice in writing specifying the intention to prepay the Loan by specifying the amount to be prepaid and the date of such prepayment to the Facility Agent in advance not less than thirty (30) Banking Days;

		(b)	Subject to Clause 7.1, the amount to be partially prepaid will be in the amount of not less than Baht 5,000,000 (Five Million Baht) or the integral multiple of Baht 5,000,000 (Five Million Baht);

		(c)	The Borrower shall prepay the Loan together with interest calculated until the date of such prepayment and any other amount which is due and payable under this Agreement;

(d)

The amount prepaid will firstly be used to pay the expenses which are due under this Agreement. After that it will be used to pay the fees and interest which are due and payable and the Loan in the inverse order of maturity and pursuant to the terms as specified in Clause 6.1.2;

(e)

On each prepayment date, the Borrower agrees to pay the prepayment fee equal to two percent (2%) of the amount prepaid to the Facility Agent for the benefit of the Long Term Creditors in compliance with their Proportion of  Debt in relation to the Long Term Facility Portion 1 or the Long Term Facility Portion 2 (as the case may be) except in the case where the prepayment money is obtained from the operation of the Borrower and/or from any capital increase in the Borrower which occurs after two (2) years from the Effective Date of this Agreement, in which case the Borrower shall not be responsible to pay the prepayment fee.

6.1.5 Any notices of prepayment given by the Borrower shall be irrevocable and the Borrower shall be bound to make the prepayment in accordance with such notice.

6.1.6 Except as otherwise clearly mentioned in this Agreement, the Borrower is not entitled to prepay any part of the Loan. The Loan, which is prepaid, shall not be available for further drawdown.

6.2	Repayment of Packing Credit Facility, Working Capital Facility and Cancellation of Letter of Guarantee Facility

The Borrower shall comply with all the conditions specified in the Documents for the Utilization of Packing Credit Facility, Documents for the Utilization of Overdraft Facility, the Documents for the Utilization of Short Term Working Capital Facility and Documents for the Utilization of Letter of Guarantee Facility or other relevant  documents or agreements and shall reduce all types of  Packing Credit Facility, all types of Working Capital Facility and  Letter of Guarantee Facility to zero upon the expiry of Availability Period for Packing Credit Facility under the Credit Facilities Agreement, Availability Period for Packing Credit Facility under the Second Credit Facilities Agreement, Availability Period for Overdraft Facility, Availability Period for Short Term Working Capital Facility under the Credit Facilities Agreement; Availability Period for Short Term Working Capital Facility under the Second Credit Facilities Agreement  or the Availability Period for Letter of Guarantee Facility (as the case may be).

7.	Payment

7.1

Except as otherwise expressly provided under this Agreement, on each day on which any sum is due under this Agreement, the Borrower shall make payment to the Creditors in Baht (or in other foreign currency (in some cases) for the Packing Credit Facility) which may be utilized immediately within that day within 10.00 a.m. Bangkok time by, for the case of  Long Term Facilities, payment to the Facility Agent for the benefit of the Creditors or payment directly to each Creditor in accordance with their  Proportion of Debt for Long Term Facilities and for the other types of Facilities, by direct payments to the Creditors for such Facilities.

For Packing Credit Facility which is denominated in other foreign currency other than Baht, the Borrower hereby irrevocably waives any rights it may have under Section 196 of the Civil and Commercial Code of Thailand (or any modification or re-enactment thereof for the time being in force) to make payment under the Packing  Credit Facility in Baht and shall make payment to the Packing Credit Creditors under the terms and conditions specified in the Documents for the Utilization of Packing Credit Facility.

7.2	The Borrower shall promptly upon demand by the Facility Agent make or cause to make any evidence of debt to evidence the obligations of the Borrower under this Agreement.

7.3	The Borrower agrees to be bound as each Creditor records in its book of account and other records in the absence of manifest error.

7.4

Except as otherwise specified in this Agreement or the Transaction Documents, if any due date for payment under this Agreement is on any banking holidays such payment shall be extended to the next succeeding Banking Day except in the case that the succeeding Banking Day is in the subsequent month in which case the due date for the payment shall be shortened to be on the last Banking Day of that month.

8.	The Facility Agent, the Security Agent and the Creditors

8.1	Appointment

(a)

Each of the Creditors hereby appoints Bank of Ayudhya to act as the Facility Agent of the Creditors and appoints IFCT as the Security Agent of the Creditors and authorizes the Facility Agent and Security Agent to act in compliance with the terms of this Agreement and the Transaction Document on behalf of the Creditors and/or the Borrower.  In addition, the Facility Agent and the Security Agent may perform its duties under this Agreement and the Transaction Documents through agent, employee or professional consultant;

	(b)	Each of the Creditors hereby appoints the Security Agent to sign all the documents, instruments and agreements relating to the Security on its behalf.

8.2	Obligations of the Facility Agent

The Facility Agent has the following duties:

(1)

promptly inform each of the Creditors of the contents of any notice, demand or  document concerning this Agreement upon receipt of such notice, demand or other document, including inform the portions of each type of Facilities as notified by the Borrower to the Facility Agent pursuant to Clause 11.1.14 on each of the first and sixteenth day of each month under the calendar year.

	(2)	promptly notify each of the Creditors of the occurrence of any Event of Default in case

(a) any official of the Facility Agent who is directly responsible for administration of this Agreement has been notified by the Borrower, the Creditor or other reliable source; or

(b) any official of the Facility Agent who is directly responsible for administration of this Agreement actually knows about such Event of Default.

	(3)	notify the Creditors about the status of the conditions precedent as specified in Clause 3 as appropriate.

	(4)	subject to the terms and conditions of this Agreement, acts or refrains from acting for the benefit of all the Creditors or in accordance with instruction of the Creditors.

	(5)	review and notify the report prepared by the Borrower in relation to the drawdown of Facilities under this Agreement to the other Creditor.

(6)

inform the Borrower in advance of the amount of interest and/or principal of the Long Term Facility which the Borrower has to pay to the Long Term Creditors on each Interest Period or Repayment Schedule.

8.3	Rights of the Facility Agent and Security Agent

In performing its duties under this Agreement, the Facility Agent and the Security Agent has the following rights:

(1)

assume that no Event of Default and no perspective Event of Default has occurred and the Borrower is not in breach of any of its obligation under this Agreement unless and until it has actual knowledge or has received actual notice under Clause 8.2 (2).

(2)

rely upon the written notice, certificate, order or other documents believed by it to be genuine and correct which are duly signed by the Authorized Director or Authorized Officer of the person preparing such notice, certificate, order and document and shall not be liable to any other party under this Agreement for any loss incurred as a result of such reliance (other than in cases of its gross negligence or willful misconduct).

(3)

engage and pay for the advice and services of any lawyer, accountant, advisor independent appraiser or valuer or other professional advisor or expert as it may consider necessary, expedient or desirable upon consent by the Creditors and rely on and act upon such advice so obtained.

(4)

the time frame for the performance of obligations of the Facility Agent shall be the period commencing from the Effective Date of the Credit Facilities Agreement and expiring on the date  the Borrower has paid the Debt under this Agreement and the Transaction Documents in full while the Security Agent shall perform its obligations until the Creditors have received the payment of Debt under their respective Proportion of Debt in full from the Borrower.

8.4	Indemnity

The Creditors agree to reimburse and indemnify the Facility Agent or Security Agent in accordance with their respective Commitment Percentages to the extent not actually reimbursed by the Borrower from and against all liabilities of claims or proceeding resulting from the performance by the Facility Agent or Security Agent under this Agreement or which is advance or expenses incurred by the Facility Agent or Security Agent for any enforcement or preservation of the rights of the Creditors under this Agreement or the Transaction Documents provided that no Creditor shall be liable for any such liabilities resulting from the gross negligence or willful misconduct of the Facility Agent or Security Agent.

8.5	Before the Declaration of an Event of Default

Before declaring any or all of the debts of the Borrower to be immediately due and enforceable pursuant to Clause 12.2 of this Agreement, the Facility Agent will consult with the Creditors and act in compliance with the unanimous instruction of the  Creditors.  The Creditors agree to reimburse any loss to the Facility Agent and will protect the Facility Agent from the claims, damages, penalty and other expenses of whatsoever nature which have been claimed from the Facility Agent or as the Facility Agent may have to suffer or be responsible from any act performed by the Facility Agent in the capacity of the Facility Agent in accordance with the Commitment Percentage of the Creditors under this Agreement.

8.6	Distribute of the Proceeds among the Creditors

Subject to Clause 14, the Facility Agent or Security Agent (as the case may be) shall, as soon as practicable, distribute the proceeds which is the part of each Creditor to each Creditor in accordance with the Proportion of  Debt in the principal, interest, fee and other types of money actually received by the Facility Agent or Security Agent (as the case may be) from the Borrower on behalf of the Creditors in accordance with such part of Facility  in which such Creditor has some stake in.  If such money is not sufficient to be distributed among the Creditors, each Creditor will receive such part of money in accordance with its Proportion of Debt.

8.7	The Rights and Power of the Facility Agent and the Security Agent as one of the Creditor

As the Facility Agent and the Security Agent are Creditors which is obligated to perform in compliance with this Agreement, the Facility Agent and the Security Agent has the right and power under this Agreement the same as other Creditor and has the right and obligation as if they are not Facility Agent or Security Agent.  The term “Creditor” or “Creditors” shall include the Facility Agent and the Security Agent as one of the Creditors except as expressly provided otherwise in this Agreement.

8.8	The Obligations of each Creditor

The obligations of each Creditor under this Agreement are several and no Creditor shall be responsible for the obligations of the other Creditor under this Agreement and the failure of any Creditor to perform any of its obligations under this Agreement  shall not be deemed to release the other Creditor from its obligation to perform under this Agreement.

8.9	Resignation and Termination of Facility Agent or Security Agent

The Facility Agent or Security Agent may resign at any times and the Creditors may terminate the Facility Agent or Security Agent by giving written notice to the Creditors and the Borrower in advance at least sixty (60) days from the date the Facility Agent or the Security Agent intends to resign or from the date for such termination and the Creditors shall perform the obligations of the Facility Agent or Security Agent until there is any appointment of the substituted Facility Agent or Security Agent.

The new Facility Agent or Security Agent shall have all the rights, powers and obligations of the resigned or terminated Facility Agent or Security Agent and the resigned Facility Agent or Security Agent will be released from all the obligations and commitments as the Facility Agent or Security Agent under this Agreement immediately upon the appointment of the new Facility Agent or Security Agent.

9.	Change in Circumstances

9.1	Unlawfulness or Impracticality

Upon the occurrence of any of the following events:

9.1.1

any enactment or change in laws or regulations or any change in interpretation or application of any laws or regulations resulting in any part of this Agreement and/or the entering into this Agreement of any Creditor is illegal or not in full force and effect;

9.1.2

any compliance in good faith by any Creditor with any applicable instruction (whether or not having force of laws) of the Bank of Thailand, government agency or authority made it impracticable for that Creditor to perform any condition of this Agreement.

In such event, that Creditor will inform the Facility Agent and the Borrower of the event in which case the obligations of such Creditor whether in whole or in part will be terminated and the Borrower will repay the debt which is affected in full immediately or provide additional security for the debt which is not due and enforceable in compliance with the form specified by the Facility Agent upon request by the Facility Agent for the benefit of that Creditor.

9.2	Increased Cost

	9.2.1	In the event that

(a) any enactment or change in laws or regulation or any change in the interpretation or application of any laws or regulation; or

(b) any compliance in good faith by a Creditor with any applicable instruction (whether or not having the force of laws) of the Bank of Thailand, any other governmental agency or authority shall

(1) increase the cost of any Creditor to perform under this Agreement and/or

(2) reduce any interest, fee or any payment received or receivable by that Creditor under this Agreement.

In this circumstance, the Borrower shall perform as follows:

(a)

The Borrower shall pay additional amount as the Creditor specified as necessary to compensate it for such increased cost or to compensate for the amount of interest, fees or other payment which the Creditor is entitled to receive under this Agreement equal to the shortfall of such amount to that Creditor upon request by such Creditor; and

(b)

After the Borrower has received such notification to pay the money under such Clause (a), there is still additional cost or there is still an event the result of which will reduce the interest, fee or other payment entitled by such Creditor under this Agreement, the Borrower may select to pay the relevant part of Debt which is affected in full by acting in compliance with the condition set froth Clause 9.1.

9.2.2

After the occurrence of  the event pursuant to Clause 9.2.1, the Creditor is entitled to demand the Borrower to pay the debt under this Clause at any time even after the settlement of debt under this Agreement (except the debt under this Clause) in full.

9.3	Change in Basis for Interest or Fee Calculation and Market Disruption

	9.3.1	At any times, if

		(a)	the Facility Agent or any Creditor considers that there is any event which effect the money market in general and there is no proper method to determine the fees or interest under Clause 5;

		(b)	The Facility Agent is notified by any Creditor that there is no determination of Average Deposit Rate, Average MLR, or MOR any longer; or

		(c)	(1)

If in relation to any Interest Period, the Facility Agent determines (which determination shall be conclusive and binding) that by reason of circumstances affecting the Interbank Market generally, adequate and fair means do not exist for ascertaining LIBOR or SIBOR (as the case may be) for that Interest Period;

(2) Less than two (2) Reference Banks notify the Facility Agent of a rate for the purpose of determining LIBOR or SIBOR (as the case may be) for that Interest Period; or

(3)

The Facility Agent determines that deposits in United States Dollars in the required amount for the relevant Interest Period are not available to it in the Interbank Market or that the arithmetic means of the rates notified by the Reference Banks does not adequately reflect the cost of the Creditors of obtaining funds for that Interest Period, the Facility Agent shall give notice of such determination to the Creditors and the Borrower within seven (7) days from the date of such event or from the date of notification by the Facility Agent (as the case may be).

9.3.2

After the giving of a notice pursuant to Clause 9.3.1 last paragraph, the Borrower and the Creditors shall enter into negotiation in good faith with a view to agreeing upon and alternative basis for the calculation of interest, fee, Interest Period and Interest Payment Date and other relevant conditions (hereinafter referred to as “Substituted Basis of  Financing”).

9.3.3

If the Creditors and the Borrower can agree in writing for the Substituted Basis of Financing within thirty (30) days from the date of notification by the relevant notification pursuant to Clause 9.3.1 last paragraph, such basis shall take effect in accordance with its terms.

9.3.4

If no Substituted Basis of Financing is agreed upon within thirty (30) days  from the date of notification or the Creditors determine that the Agreement on the Substituted Basis of Financing cannot be completed prior to the expiry of such period, the parties agree to perform in compliance with the following conditions:

(a)

The Creditors have the right to require the Borrower to pay the affected part of the Facility by sending notice in advance specifying the date for such prepayment within thirty (30) days from the date of notification to the Borrower.  In such case, the Borrower will repay the affected part of the Facility together with interest accrued thereon  in case there is no determination of Average Deposit Rate, Average  MLR, MOR,  LIBOR or SIBOR (as the case may be) the last  available rate applicable thereto will be used on the calculation of the interest which is due or payable and other amount of money which is due and payable to the Creditors within the time specified therein; and

(b)

In any case, so long as the circumstances referred to in Clause 9.3.1 (a), (b) or (c) shall continue and the Facility Agent have sent the notification of such event, the Borrower is entitled to repay the affected part of Facility in full to the Creditors together with the interest in case there is no determination of Average Deposit Rate, Average  MLR, MOR,  LIBOR or SIBOR (as the case may be) the last available interest rate will be used and other amount due under this Agreement without having to pay the penalty fine.

9.3.5

Upon the occurrence of the event pursuant to Clause 9.3.1 and there is no agreement on the Substituted Basis of Financing, the interest shall be calculated at the annual rate which is equal to the aggregate of (1) the per annum interest  rate determined by the Creditors from time to time and (2) the average interest provided by the Creditor to the prime customers as the substitution for Average Deposit Rate, Average  MLR or MOR (as the case may be) or a annual rate which is equal to the aggregate of (1) the per annum interest rate determined by the Creditors from time to time and (2) the cost (expressed as an annual interest rate) to the Creditors for funding its outstanding Loan during the relevant Interest Period (as conclusively determined by the Creditors) as the substitution for LIBOR or SIBOR (as the case may be), provided that the Borrower will pay such interest calculating from the last day of interest period designated by the Facility Agent from time to time.

9.3.6

If there is a notification pursuant to Clause 9.3.1 before the utilization of any Facility, the Borrower is not entitled to utilize such Facility except the Substituted Basis of Financing have been agreed upon.

10.	Representations and Warranties

10.1	The Borrower represents and warrants to the Facility Agent, the Security Agent and the Creditors that:

10.1.1

The Borrower is a limited company registered under Thai laws and has the registered office at the address mentioned above and has the branch offices as specified in the affidavit.  The Borrower is authorized or registered to conduct the business in Thailand and has power to hold titles to all of its assets (including Equipment, Land and Buildings).  The Borrower has the right to operate its business operation or has the plan to operate in the future.

10.1.2

The Borrower has the right and power to perform in accordance with this Agreement and the Transaction Documents and has taken all necessary actions to authorize the execution of this Agreement and the Transaction Documents.

10.1.3

The Borrower has obtained the authorization from any governmental agency, competent authority and other related persons for or in connection with the execution and performance of this Agreement and the Transaction Documents and under the Project.

10.1.4	The execution of this Agreement and the Transaction Documents or the performance by the Borrower of its obligations under this Agreement and the Transaction Documents do not and shall not:

	(a)	contravene or contradict to the terms, conditions, representations, contracts, agreements, laws or regulations binding on the Borrower.

	(b)	contravene any restrictions on the power to borrow money, incur indebtedness or any other authorities of the Borrower.

(c)

result in incurring any encumbrances on all or any part of its assets or income for the benefit of any other persons other than the Creditors under this Agreement or result in the Borrower being in default or breach any document or agreement in which the Borrower is a party or the assets of the Borrower have to be encumbered other than for the benefit of the Creditors under this Agreement.

10.1.5

The Borrower has taken all necessary actions according to the laws to authorized the Authorized Director and/or the Authorized Officer to execute and deliver this Agreement and each of the Transaction Documents to which the Borrower is a party including any documents, instruments and contracts necessary to be executed according to such agreements.

10.1.6

This Agreement and the Transaction Documents (whether or not existing on the date of this Agreement) constitute legal, valid and binding obligations of the Borrower and each person entered into the said Agreement and the Transaction Documents.

10.1.7

No litigation or arbitration proceeding is pending and no case is under the consideration of any administrative bureaus and no prospective litigation against the Borrower or to enforce on assets or rights of the Borrower; provided that the result of such litigation, arbitration or proceeding may materially and adversely affect the business operation under the Project, assets, debts or status (financial or otherwise) of the Borrower or the Borrower’s ability to perform its obligations under this Agreement and the Transaction Documents.

10.1.8

The Borrower has not done any acts against the laws or as required by laws, regulations, orders, agreements, representations, instruments, preferential rights, concessions, permits, licenses, authorizations, obligations, or any duties binding on the Borrower or its assets or incomes provided that the result of any acts against the laws or as required by laws of the Borrower may materially affect the business operation under the Project, assets, debts or status (financial or otherwise) of the Borrower or the Borrower’s ability to perform its obligations under the Agreement and the Transaction Documents and no Events of Default occurred and still in existence.

10.1.9

The Borrower is not adjudicated bankrupt, under the receivership or insolvent or any court procedures, resolutions or application for bankruptcy has been taken or filed for the order of bankruptcy, control of assets, debt restructure, dissolution, liquidation of the borrower or a receiver, administrator, planner, plan administrator or similar officers is appointed or under the procedure of business rehabilitation in the Court according to the Bankruptcy law.

	10.1.10	No guarantee agreement issued by the Borrower in favor of any commercial bank to guarantee the debt of the Guarantor.

10.1.11

The Borrower represent and warrant that the conditions under Clause 10.1.3, 10.1.4,10.1.6,10.1.7,10.1.8 and 10.1.9 shall be deemed to constitute the representations and warranties of the Guarantor to the extent that the Guarantor is still liable under the Third Guarantee Agreement.

10.2

The representations and warranties in Clauses 10.1.1 to 10.1.11 are the representations and warranties of the Borrower to the Facility Agent, Security Agent and Creditors  made on the Effective Date of this Agreement and still be in full force and effect after the Effective Date of this Agreement until the Creditors have received payment for the Debt in full.

11.	Affirmative Covenants and Negative Covenants

11.1	General Affirmative Covenants

The Borrower agrees with the Facility Agent, the Security Agent and the Creditors that as long as any debt under this Agreement and/or Transaction Documents is outstanding, the Borrower covenants that it shall:

11.1.1

promptly on reasonable request from the Creditors, provides the Creditors through the Facility Agent the statement and other information relating to its operation, asset, condition (financial or otherwise),  Project, business plan or status of the Borrower as the Creditors may require from time to time with appropriate reason,  including the report on the change of structure or shareholder of the Borrower or change in control of the Guarantor and the details relating to Director and authorization of the Director of the Borrower.  In case there is any change of  the structure or shareholder of the Borrower or change in control of the Guarantor or the details relating to Directors and/or authorization of  the Director of the Borrower, the Borrower must receive the written consent from the Creditors in advance.  For the purpose of this Clause 11.1.1, the term “control” means the power, whether directly or indirectly, to order or designate the management or policies of a company whether by being the holder of voting shares, by contract or otherwise.

	11.1.2	the Borrower shall promptly notify the Facility Agent about the following matters (together with all the relevant details)

(a) the occurrence of any Event of Default;

(b)

the occurrence of any current litigation, arbitration or administrative proceeding or which is pending or where any person expressly shows its intention to sue the Borrower or the Guarantor or  to enforce the assets or rights of the Borrower or the Guarantor under any law in the aggregate amount at any time exceeding Baht 10,000,000 (Ten Million Baht);

(c)

the commencement by the Borrower or the Guarantor of any negotiation with any  other creditors of the Borrower or the Guarantor apart from the Creditors for the restructure of any debt of the Borrower or the Guarantor;

(d)

the dispute between the Borrower or the Guarantor and any governmental authorities with respect to the payment of taxes or any matter where in any such case the dispute if resolved adversely to the Borrower or the Guarantor would be materially and adversely affect the operation, business, asset, debt or condition (financial or otherwise) of the Borrower or the Guarantor or the ability of the Borrower or the Guarantor to perform its obligation of the Borrower or the Guarantor under this Agreement or the Transaction Documents or any financial document executed by the Guarantor with any financial institution or any other document with any third party; and

	(e)	any change in the personnel who is authorized to sign, certify true and correct and deliver notice and document or instrument as specified in this Agreement on behalf of the Borrower.

11.1.3

The Borrower shall ensure that the obligation of the Borrower under this Agreement and/or the Transaction Documents at all time rank at least parri passu with all other obligations of the Borrower at all time except for preferential rights arising by operation of the laws of Thailand.

11.1.4

The Borrower shall pay all taxes upon and of the assets, revenue or income or profit of the Borrower before the same shall become overdue and shall pay or cause to be paid any money in compliance with the lawful claims in whatsoever nature which is  the claim where the non-payment of which may result in the encumbrance over the asset, revenue, income or profit of the Borrower or any other preferential rights except where (1) taxes or money is being contested in good faith by proper proceeding and (2) such reserve or provision as may be required by generally accepted accounting principal and taxes shall have been made therefore.

11.1.5

The Borrower shall maintain the assets, Equipment and appliances in the Project of the Borrower in the good maintenance status, operational and in good condition and will repair, change and improve the asset, Equipment and appliance as necessary and appropriate from time to time.

11.1.6	The Borrower agrees to deliver the following documents to the Facility Agent

(a)

as soon as they are available (but in event within one hundred and twenty (120) days) after the end of each fiscal year of the Borrower and the Guarantor after the Effective Date of this Agreement , copies of the Financial Statements of the Borrower and the Guarantor for each fiscal year equal to the number of the Creditors and  ensure in each case that they were prepared in accordance with accounting principles and practices generally acceptable in Thailand (in the case of the Borrower) or in the United States of America (in the case of the Guarantor) and gives in conjunction with the notes thereto including the note on changes in the accounting principles and practices (1) financial condition of the Borrower and the Guarantor on the date of such Financial Statements and (2) the result of the operation of the Borrower and the Guarantor for the period to which they relate, having been prepared with due care and diligence and were audited by Auditor acceptable to the Creditors;

(b)

as soon as they are available, (but in any event within forty five (45) days) after the end of each of the three (3) months period after the Effective Date of this Agreement, copies of unaudited quarterly financial statements of the Borrower and the Guarantor for such quarterly financial period together with the cashflow statements and sources and uses of funds in respect of such periods for the number enough for all the Creditors having ensured that they were prepared in accordance with accounting principles and practices generally acceptable in Thailand  (in the case of the Borrower) or in the United States of America (in the case of the Guarantor) and gives in conjunction with the notes thereto including the notes on changes in the application of an accounting principles and practices (1) the financial condition of the Borrower or the Guarantor as of the last day of such financial period and (2) the result of the operation of the Borrower or the Guarantor for the period of which they relate, having been prepared with the due care and diligence, in the case of the Borrower or accepted by the  creditors of the Guarantor, in case of the Guarantor;

(c)

simultaneously with the delivery of Financial Statements for the three (3) month period of the Borrower or the Guarantor pursuant to subclause (b) above, the Borrower or the Guarantor shall deliver certificate signed by its Authorized Director or Authorized Officer certifying on the date of such certification that (which must be dated not more than ten (10) days before the date of delivery to the Facility Agent) no Event of Default from the latest submission of such certification under this subclause (c) (or from the Effective Date of this Agreement for the first submission of this certificate) or if such certification cannot be made, the Borrower or the Guarantor will specify the details of the Event of Default which has happened together with all the details of the things that the Borrower or the Guarantor has made or proposed to be done to remedy such Event of Default  or status or other surrounding circumstances.

11.1.7

The Borrower shall duly and punctually perform and observe all terms, covenants and conditions on its part to be performed and observed under each of the documents  to which the Borrower is or will be the party and not offer or agree to enter into any agreement to amend or cancel any of the Transaction Documents the Facility Agent considers to be material and shall proceed to ensure that the Transaction Documents are in full force and effect.

11.1.8

The Borrower shall obtain and maintain all authorization and privileges from any governmental authority, bureau, agency or other person in Thailand or other places as necessary in connection with the execution, delivery or performance of the Transaction Documents or related to the operation of the Borrower or the Project of  the Borrower.

11.1.9

The Borrower shall notify the Facility Agent in writing of the litigation or proceeding in court or other authority that has the result of prohibiting or obstructing the performance of the Borrower under this Agreement or the Transaction Documents or affect the validity and enforceability of this Agreement or the Transaction Documents as soon as practicable.

11.1.10

The Borrower shall allow the Facility Agent, the Security Agent, the Creditors or the representatives of such persons to during business hours examine the operation of the Borrower including all documents which, in the opinion of the Facility Agent, the Security Agent, the Creditors or the representatives of such person consider to be related to the business operation of the Borrower and the Board of Directors of the Borrower shall strictly follow the advice and suggestion of the Facility Agent, the Security Agent, the Creditors or the representatives of such persons in relation to the preservation of their rights over all or any  part of the Security or assets of the Borrower and will ensure as necessary that the said advice and/or suggestion must be approved by the shareholders of the Borrower with enough majority votes pursuant to the Articles of Association of the Borrower to make that advice and/or suggestion operational  in the event that according to the Articles of Association of the Borrower such action requires approval from the shareholders of the Borrower.

11.1.11	The Borrower shall maintain:

	(a)	the ratio of Aggregate Debt to Equity at the rate of not exceeding 3:1 as long as there is any Debt under this Agreement and/or Transaction Documents outstanding.

	(b)	the ratio of all Long Term Debt to Equity at the rate of not exceeding 2:1 as long as there is any Debt under this Agreement and/or Transaction Documents outstanding.

	(c)	Debt Service Coverage Ratio at the rate of not less than 2:1; and

	(d)	Interest Coverage Ratio at the rate of not less than 2:1.

11.1.12

The Borrower shall arrange for the Guarantor to support the Project throughout the term of this Agreement, which includes the support in raw materials, and other necessary tools and appliances and the marketing for the Project.

11.1.13

The Borrower shall arrange for (a) the Guarantor to control  whether directly or indirectly the operation of the Borrower and hold the shares in the Borrower whether directly or through any of  the Innovex Group Companies not less than 99.99 percent of the paid-up capital and (b)  the

Guarantor which is the ultimate parent company to hold the shares in the last layer in the Borrower to be the controller of the business of the Borrower and the Borrower agrees to provide comfort to the Creditors that throughout the term of this Agreement (1) there will be no change in control in the Borrower in a way which results in the Guarantor having no control over the Borrower whether directly or through any of the Innovex Group Companies, and (2) apart from the change of control in the Borrower as aforesaid, there will be no change in control in the Guarantor which will affect the ability of the Borrower to perform its obligation under this Agreement and/or the Transaction Documents or impact the financial status of the Borrower.  For the purpose of this Clause 11.1.13, the term “control” means the power, whether directly or indirectly, to order or designate the management or policies of a company whether by being the holder of voting shares, by contract or otherwise.

11.1.14

The Borrower shall inform the portions of each type of  Facilities drawndown by the Borrower under this Agreement and/or the Transaction Documents to the Facility Agent in the form and substance satisfactory to the Facility Agent on each of the first and sixteenth day of each month under the calendar year.

	11.1.15	The Borrower agrees that the Security currently held by the Creditors is the Security that has preferential rights that are valid and enforceable under the Thai law.

11.1.16

From the first Utilization Date under this Agreement and for so long as the Debt is paid in full, the Borrower shall at all time keep funded the Debt Service Reserve Account in advance with an amount at least equal to the amount of interest payments for the subsequent three (3) Interest Periods payable to the Creditors pursuant to the Facilities provided by the Creditors under this Agreement.

11.1.17

The Borrower shall arrange for Wells Fargo Bank and U.S. Bank to issue the confirmation letter(s) that the debt of the Guarantor owed to Wells Fargo Bank and U.S. Bank was paid in full in the form and substance acceptable to the Creditors within 31 July 2004 and upon receiving this confirmation letter, the Creditors will issue the letter canceling and releasing the parties’ obligations under the Prioritization Agreement.

11.1.18

The Guarantor shall execute the Third Guarantee Agreement which was duly notarized by the notary public and authenticated by the Thai Embassy or Consul in the form acceptable to the Creditors and the Guarantor has obtained a legal opinion in the form and substance acceptable to the Creditors from the law firm acceptable to the Creditors in relation to the legality and enforceability of the Third Guarantee Agreement within 31 July 2004.

11.1.19

The Borrower shall ensure that at least Baht 600,000,000 (Six Hundred Million Baht) intercompany loans within Innovex Group Companies are subordinated to the Debt of the Borrower under this Agreement and/or the Transaction Documents at all time, provided that the Borrower shall submit the written report on this matter to the Creditors every quarter ending on 31 March, 30 June, 30 September and 31 December until the debt of the Borrower under the Long Term Facilities is paid in full.

11.2	Covenant in relation to Insurance

Throughout the term of this Agreement, the Borrower agrees to perform in accordance with the following matters:

	11.2.1	The Borrower shall obtain and maintain and/or arrange to obtain and maintain insurance on the Building, Equipment, stocks and other assets relating to the Project of the Borrower in the insurable amount  not less than the aggregate commitments of the Creditors under this Agreement and the Transaction Documents including third party liabilities insurances which insurances will be the type of  All Risks insurance in compliance with the terms, conditions and within the time the Creditors consider appropriate in which case, the Borrower shall designate the Creditors to be the casualty insurance agent as specified by the Creditors with the insurance company acceptable to the Creditors and at the amount acceptable to the Creditors and will designate the Creditors as sole beneficiary of such insurances.

11.2.2

In the event the Creditors determine that the insurance effected and maintained pursuant to this sub-clause will not at any time adequately cover the interest of the Creditors under this Agreement or the Transaction Documents, the Creditors may notify the Borrower to arrange the additional insurance or change the insurance company (as the case may be)  and the Borrower shall comply with the request of the Creditors at its own expenses and the conditions for such insurance and the benefits shall be in compliance with Clause 11.2.1.

	11.2.3	The Borrower shall delivery or arrange to deliver the original of all insurance policies or cover notes pursuant to the condition of Clause 11.2.1 above to the Security Agent as soon as practicable.

11.2.4

The Borrower shall promptly pay all premiums (or installment thereof) in respect of each of the policy of insurances promptly and within the due date and produce copy of receipt in respect of payment of such premiums (or installment thereof) or other evidence of such payment to the Security Agent as accepted by the Security Agent in its own discretion within fourteen (14) days from the date of payment and in case of renewal of such policy produce to the Security Agent the evidence of each such renewal no later than the date of expiry of such policy and pay the renewal and other premiums (and installment thereof) as required by the term of such policy and shall promptly produce such evidence of payment to the Security Agent and in case the Borrower fails to pay insurance premiums (or installment thereof) in time the Creditor may pay such premiums (or installment thereof) in accordance with the Commitment Percentage on behalf of the Borrower in which case the Borrower will repay such amount to the Creditors promptly upon demand by the Creditors with interest at the Default Interest Rate.

11.2.5

The Borrower shall do all things necessary and provide all documents, evidence and information and/or assist the Security Agent to collect or recover any money which becomes due and payable to the Security Agent or Creditors in respect of the insurances referred to in this Agreement.

	11.2.6	The Borrower shall send notice to the Security Agent of the occurrence of the l loss under the insurance policy together with details of the same.

11.3	Negative Covenant

The Borrower covenants with the Facility Agent, the Security Agent and the Creditors that as long as there is any Debt under this Agreement and/or Transaction Documents outstanding, the Borrower shall not without prior written consent of the Creditors perform any of the following acts:

11.3.1

The Borrower shall not merge or consolidate with or into any other person or perform any act, which have the feature and consequence similar to merger or acquisition or take any step with a view to dissolution, liquidation or winding-up.

	11.3.2	The Borrower shall not make any substantial change or alteration in the nature of the business or Project in which the Borrower is currently operating.

11.3.3

The Borrower shall not sell, transfer, lend, lease or dispose of the operation or asset or fixed asset of the Borrower whether in whole or in part including not enter into any securitization except in the ordinary course of business of the Borrower or guarantee any debt of any of the Innovex Group Companies and/or the Guarantor.

11.3.4

Except the performance under this Agreement and the Transaction Documents, the Borrower shall not incur or maintain any obligation, debt or encumbrance by borrowing from any person (including each Creditor under this Agreement) or lending to any person or giving guarantee or other means except

(a)

The borrowing from any of the Innovex Group Companies (including the Guarantor of the Borrower) in the subordinated nature, namely  having the right for the payment of debt after the Creditors receive all the payment of  Debt under this Agreement and Transaction Documents in full; or

(b) The debt incurred in the ordinary course of business of the Borrower.

11.3.5

The Borrower shall not transfer its rights or revenues or income and shall not pay any Creditor under this Agreement otherwise than pursuant to the methods specified in this Agreement or Transaction Documents.

11.3.6

Except for the Security provided to the Creditors prior to the Effective Date of this Agreement or pursuant to the condition of this Agreement or the Transaction Documents, the Borrower shall not incur or allow any lien, mortgage, pledge or encumbrances, option, preferential rights (except preferential rights created by operation of laws) assignment or transfer by way of  security, deposit asset as security, trust receipt, any agreement allowing one Creditor to have any rights over other Creditors, securitization, benefit as the seller, lessee,  purchaser or lessor pursuant to the conditional purchase and sale agreement, hire purchase, leasing (except commercial lease of  the appliances, stationary in the office, factory and car in the normal business operation) installment agreement or agreement with right for ownership retention in whatsoever nature existing over the security, revenue or right whether in whole or any part of the Borrower relating to the operating of the business pursuant to the Project of the Borrower except items designated by this Agreement for the benefit of the Creditors or any Creditor and will not allow any person to utilize the asset of the Borrower relating to the operation of the Project of the Borrower and the Security; and

11.3.7

The Borrower shall not pay dividend, interest or any money according to the loan agreement or any other type of agreement to the shareholders or  Innovex Group Companies and/or Directors except with prior written consent from the Creditors.

11.3.8

Except for the Security provided to the Creditors pursuant to the terms of this Agreement, the Borrower shall not mortgage, pledge or create any encumbrances over the Equipment with any creditor or person until the Debt under this Agreement is discharged in full.

12.	Event of Default

12.1	Each of the following events shall be an Event of Default unless the Creditors agree in writing in advance that it is not an Event of Default.

	12.1.1	The Borrower fails to pay any sums due hereunder and/or under the Transaction Documents on the due date pursuant to the terms of this Agreement and/or Transaction Documents.

12.1.2

The Borrower fails to perform or observe any of its other obligations under this Agreement and/or the Transaction Documents for whatsoever reason and such failure the Facility Agent considers that it is not remediable.

12.1.3

Apart from the events under Clauses 12.1.1 and 12.1.2 of this Agreement, the Borrower fails to perform or observe any of its other obligations under this Agreement and/or the Transaction Documents for whatsoever reason and such failure the Facility Agent considers it is capable of remedy but that failure has not been remedied within thirty (30) days from the earlier of (a) the date on which the Borrower becomes aware or with the exercise of reasonable diligence to have become aware of such failure or (b) the date upon which the written notice of such failure is given to the Borrower by the Facility Agent.

12.1.4

Any representation or warranty given by the Borrower under this Agreement or the Transaction Documents is not true, or proves to have been untrue, incorrect or misleading in any material respect or the Borrower fails to comply with any of the affirmative and negative covenants as specified in Clause 11 which the Facility Agent considers to be material.

12.1.5

(a) any indebtedness of the Borrower or the Guarantor becomes due and payable prior to its stated maturity or (b) any indebtedness of the Borrower or the Guarantor which is payable  on demand or after the notice is not paid on demand or on the expiry of  due notice  (as the case may be) or (c) the Borrower or the Guarantor defaults in the payment of any indebtedness (or upon the expiration of the any applicable grace period) or (d) any guarantee or indemnity of the Borrower or the Guarantor is not honored when due or demanded or (e) steps are taken to enforce any encumbrances or other security of the Borrower or the Guarantor given in respect of its liability or liability of any other persons.

12.1.6

Any of the authorization, permit or consent referred to in Clause 7 of Attachment 5 is modified or  restricted in the nature which is not acceptable to the Creditors or revoked, withdrawn, suspended, terminated or expire whether in whole or in part or is not renewed or extended or not in full force and effect in whatsoever nature or there is any promulgate, announcement, cancellation or revocation or change in laws or regulations or orders the result of which is the suspension, change, cancel or except the performance of the obligation of the Borrower under the Transaction Documents whether in whole or in part.

12.1.7

The Transaction Documents or any part of the Transaction Documents cease to be in full force and effect at any time and for whatever reason (except the expiration on the maturity or the relevant parties have completed all the obligations under the Agreement) or announce to be void or reject or ineffective or the Borrower or any person oppose to the completion or effectiveness of the Transaction Documents at any time or the Borrower rejects that it has any obligation or commitment under the Transaction Documents.

12.1.8

Any action, proceeding or litigation is instituted in any courts or authorities to prohibit or sustain the performance of the Borrower under this Agreement or the Transaction Documents in whatsoever nature which affects the legality, completeness, binding effect or enforceability of the Transaction Documents.

12.1.9

The performance of the Borrower or other person under the Transaction Documents  or the utilization by any Creditor of its rights under  this Agreement or the Transaction Document is impossible  or illegal.

12.1.10	The Borrower ceases or demonstrates the possibility of ceasing of the operation of the Borrower that is material or the Borrower disposes of its operation or assets in whole or in any material part.

12.1.11

The Borrower or the Guarantor enters into any agreements with any other creditors apart from the Creditors or be adjudicated bankrupt or insolvent upon prove that the Borrower or the Guarantor has more debts than assets,  enter into receivership, or transfer the rights for the benefit of its Creditor or similar proceeding is instituted or any dissolution is made for the issuance of the order in relation to the business rehabilitation, bankruptcy, receivership, winding-up, dissolve of operation, corporate restructuring or debt restructuring or rehabilitation of the Borrower or the Guarantor, the winding-up or any acts in similar nature relating to the Borrower or the

Guarantor under the Thai law or other law or there is any appointment of Official Receiver, administrator, planner, plan administrator or official of similar nature or any administrator of the encumbrancer takes possession of all or part of assets of the Borrower or the Guarantor or there is any judgment or execution order of the similar nature for whatsoever over all or part of the assets of the Borrower or the Guarantor.

12.1.12

Any law or regulation or order is enacted, promulgated or made or governmental action is taken or proceedings instituted for the winding-up, liquidation, rehabilitation or restructuring of the structure of the Borrower or the Guarantor or for the suspension or revocation of any substantial part of the Borrower’s or the Guarantor’s operations or for nationalization of the  property or assets, seizure, expropriation or suspension of any material part of the assets of the Borrower or the Guarantor or any such person considers it appropriate to restrain the control of the assets of the Borrower or the Guarantor from normal managerial control over all or  any substantial part of  property or asset of the Borrower or the Guarantor.

12.1.13

Any situation shall occur which in the opinion of the Creditors or there is  reasonable ground to believe that a material adverse change in the operations, assets, debts or status (financial or otherwise) of the Borrower has occurred or there is any justifiable ground to believe that the event may have a material adverse affect to the ability of the Borrower to perform the obligations of the Borrower under this Agreement and the Transaction Documents.

12.2

Subject to the terms and conditions of this Agreement, upon the happening of any Event of Default, the Facility Agent or Security Agent (as the case may be) shall perform the following acts whether in whole or in part at any time after such Event of Default by issuing the written notification to the Borrower and the Guarantor without prejudice to any other available rights and remedies the Creditors may have:

12.2.1

declare or accelerate  all or part of the indebtedness together with the fees, and other money to be paid under this Agreement and or the Transaction Documents to be immediately due and payable without further demand, notice or legal formality of any kind.  In such case, the Borrower shall be responsible to pay such Debt including interest to the Creditors.

	12.2.2	declare all part of the Facility terminated where upon the obligation of the Creditors to provide the Facility under this Agreement or Transaction Documents shall immediately terminate.

	12.2.3	Enforce the Security or enforce the rights or remedies as specified in the Transaction Documents.

12.3	Default Interest

12.3.1

If the Borrower fails to pay when due any amounts due and payable under this Agreement and/or the Transaction Documents on the due date under this Agreement and/or the Transaction Documents, the Borrower must pay (to the extent possible under the laws) the interest for the principal of the Facility which is due and payable by the Borrower to the Creditors from and including the date of default until the date of actual payment (both after and before the judgment) at the Default Interest Rate each Creditor is entitled to collect from loan from the date of default until the Borrower repays such debt in full.

12.3.2

The Default Interest Rate determined from time to time pursuant to Clause 12.3.1 of this sub-clause will be calculated on the basis of actual number of day elapsed and a year of three hundred sixty five (365) days for the Facilities in Baht and a year of three hundred and sixty (360) days for the Facilities in any other foreign currency other than Baht and shall be payable from time to time upon written demand from the Facility Agent, the Security Agent or the Creditors and the certificate of the Facility Agent or the Security Agent in relation to the interest rate, Interest Period and amount of interest to be paid under this sub-clause will be completed and binding on the Borrower except for manifest error.

12.4

After the declaration pursuant to Clause 12.2.1 by the Facility Agent or the Security Agent, if the Creditor receives or obtains the principal of the Facility or any amount of money under this Agreement whether in whole or in part on the day which is not the Interest Payment Date for the principal amount of the Facility or any amount of money under this Agreement,  the Borrower shall pay the amount certified by the Creditors (which is due to be completed and binding on the Borrower except for manifest error) as the amount which is necessary to compensate the Creditors for the loss or expense whether directly or indirectly that the Creditors sustain as the result of the receive of such amount on the date which is not an Interest Payment Date (including the loss of  profit and the loss or expense incurred or may incur in liquidation or redeploying funds acquired to make or maintain the loan or any part of the loan or the utilization of such money again at any one or more rates which is lower than the rate which would have been payable by the Borrower under this Agreement) to the Creditors upon request.

13.	Security

The Borrower agrees to provide additional Security as follows as the security for the debt of the Borrower under the Credit Facilities Agreement, this Agreement and the Transaction Documents.

13.1

The Borrower shall pledge all the Equipment for the benefit of the Creditors under the Equipment Pledge Agreement, from time to time, as soon as practicable for the pledge under the laws or upon request by the Security Agent or Creditors by instructing the Security Keeper designated by the Facility Agent, the Security Agent and the Creditors to control the said Equipment for the benefit of the Creditors and after the Borrower has registered the mortgage of Registerable Equipment in the name of the Creditors under the conditions of Clause 13.3 such Registerable Equipment will be released from the pledge under this clause.

13.2

The Borrower shall submit the application to register the ownership of the Registerable Equipment of the Borrower to the Equipment Registrar, from time to time, as soon as practicable under the laws or upon demand by the Security Agent or Creditors, but in any case the Borrower shall submit the application to register the ownership of the first lot of  the Registerable Equipment no later than 31 December 2001 pursuant to the terms of the Credit Facilities Agreement or any other date agreed by the Creditors and after the registration of  the equipment the Borrower must submit all documents which are the evidence of such ownership registration in the equipment which is the original to the Security Agent for the safe custody and apart from the first lot of the Registerable Equipment, the Borrower agrees to also pledge the Registerable Equipment and register the ownership and mortgage the Registerable Equipment used to install relating to the operation and Project after 31 December 2001.

13.3

The Borrower must register the mortgage of all of the Registerable Equipment the ownership of which have already been registered pursuant to Clause 13.2, from time to time, under the form and substance satisfactory to the Creditors as a security for the debt under this Agreement and the Transaction Documents in which case the Borrower shall be responsible to pay for the fees and expenses for such mortgage and after the registration of any Equipment the Borrower shall deliver all the evidences (which is the original) relating to such mortgage to the Security Agent for the benefit of the Creditors, provided that before each registration of the mortgage of the Registerable Equipment, the Borrower shall obtain all consents, licenses, permits or other similar type of documents from any relevant governmental authority, agency, organization, board (including the Board of Investment) or other person as necessary to mortgage that Registerable Equipment.

13.4

In case the Borrower has additional land and/or building for the operating of the Project, the Borrower shall mortgage such land and/or building to the Creditors in the form and substance satisfactory to the Creditors in which case the Borrower shall be responsible to pay for the fees and expenses for such mortgage registration and after any mortgage registration, the Borrower shall deliver all evidences (which is original) relating to such mortgage to the Security Agent for the benefit of the Creditors.

13.5

The Borrower shall provide additional Security as requested by the Creditors when the Creditors consider that the Security provided by the Borrower to the Creditors under this Agreement or the Transaction Documents are deteriorated or the value of such Security has been diminished.

14.	Distribution of Security

14.1	The Security Agent agrees to perform the following obligations:

14.1.1

accept and hold the Pool Assets and revenues from the enforcement of the Pool Assets and the claims for insurance for the benefit in accordance with the Proportion of Debt of the Creditors within the safe place and release or distribute the Pool Assets in compliance with the terms of this Agreement.

	14.1.2	arrange for the filing and custody of all correspondences between the Borrower and the Security Agent under this Agreement.

14.2	Each party in this Agreement will inform the other party of any matter that may have material affect to the operation of this Agreement or the Transaction Documents.

14.3

If any Creditor obtains or acquires any amount of money from the Pool Assets (apart from the receipt from Facility Agent or Security Agent relating to performance of the duties of the Facility Agent or the Security Agent under this Agreement),  such Creditor shall inform other Creditors and the Security Agent about such receipt of money promptly.

14.4	After the notification under Clause 14.3, the Creditors agree to jointly distribute the money received in the following orders:

	14.4.1	firstly, the money will be used to repay the court fees, legal expenses and other expenses incurred for the joint benefit of the enforcement, distribution and/or maintenance of Pool Assets; and

14.4.2

subsequently,  the remaining of such amount will be used to repay the interest on the debt which is outstanding and due but not payable and will be used to repay the debt at that time which is due and payable and which is the debt of each Creditor under this Agreement in Proportion of Debt at that time.

14.5

The provision of this Clause is made for the benefit of the Creditors such that initially will be used as security for the due and punctual payment of the debt and subsequent as the security for the performance of the obligations and all types of debt which is outstanding from time to time of the Borrower.

14.6

The provision of this Clause will not be deemed to be novation among the Borrower and the Creditors or each of the Creditor whether for the debt under any agreement and shall not be interpreted to reduce the rights of the Creditors against the Borrower.

14.7

In case any Creditor obtains any benefit from the security which is additional benefit in whatsoever nature which is the security for any Debt or the whole Debt of the Borrower at any time whether now or in the future such benefit under the security will be deemed to be the Pool Assets for the  joint benefit of the Creditors as if  such benefit under the security is obtained pursuant to the term of this Agreement and in the event of any breach which followed by enforcement of Pool Assets, the Security Agent shall obtain and maintain such benefits in security for the joint benefit of the Creditors and will distribute all the money received from the enforcement of such benefit under the security to the Creditors pursuant to Clause 14.4 above.

14.8

Each Creditor agrees that the provision of this Clause shall not have any effect to other security or preferential rights, assets or rights which any Creditor obtains from any person freely by making a written agreement to exempt its from being a Pool Asset from the other Creditor.

14.9	If there is any Event of Default, the Creditors shall consult each other immediately to agree on the joint cause of actions.

14.10

In the event of Pool Assets being enforced, all the money resulting from that enforcement together with any money from the insurance which is payable after the proceeding to enforce the Pool Assets will be paid to the Security Agent for the benefit of Creditors in accordance with their Proportion of  Debt.  All such proceeds shall be distributed within five (5) Banking Days from the date of receipt as follows:

First, to be used to repay the fees and expenses incurred in relation to the enforcement of such Pool Assets.

Secondly, subject to the provision of Clause 14.4 shall be used to repay the debt which is due and payable to each Creditor in accordance with its Proportion of Debt at that time and

Thirdly, to return the balance (if any) to the Borrower.

Provided that if the money received is not enough to repay the debt in full, such money will be used to pay according to the Proportion of Debt of each Creditor at the  time of the distribution of money without any preferential rights or the rights to receive before others among the Creditors.

14.11	In any cases if any Creditors receives the distribution or portion of enforcement of

Pool Assets exceeding its Proportion of Debt, such Creditor shall return the exceeding amount  to be distributed among the Creditors in accordance with the Proportion of  Debt, in order for the debt to be paid in compliance with correct Proportion of Debt.

14.12	The Facility Agent, the Security Agent and Creditors shall jointly take care of and maintain the rights that each of the Creditors has in the Pool Assets as long as the

Borrower is indebted under this Agreement.  If any Creditor performs or refrains from performing which results in the rights in the Pool Assets in relation to such Creditor to be diminished without obtaining the consent from other Creditors the proportion that such Creditor shall receive from the enforcement of  Pool Assets pursuant to Clause 14.10 shall be reduced by the same amount.

14.13	The Borrower shall not perform any of following acts except where the Creditors agree in writing

(a) create any mortgage rights or encumbrances over the Pool Assets whether in whole or in part apart from those specified in this Agreement or the Transaction Documents.

(b) incur debt or binding obligation with any Creditor under this Agreement apart from what have already provided in this Agreement or the Transaction Documents.

(c) repay the debt to any Creditor in this Agreement other than pursuant to the procedures set forth in this Agreement or the Transaction Documents.

14.14

The parties agree that the Security Agent shall be responsible for the safe keeping of the Agreement, title deeds, certificates of ownership, insurance policies, instruments and documents relating to the Pool Assets, Security and Transaction Documents which must be submitted to the Security Agent under this Agreement for the benefit of the Creditors in the safe place.

15.	Indemnity

Without affecting other provision of  this Agreement, the Borrower shall indemnify any of the Creditors,  promptly upon request from such Creditor with reasonable supporting evidences, from and against all actions, losses, expenses or liabilities whether directly or indirectly including the legal fees, the Creditors or any Creditor have incurred or paid as a result of the Borrower not performing its obligation on the due date or as a result of the misrepresentation of any facts or as a result of any Event of Default (whether such debt is declared to be immediately due and payable or not) (including interest or fees which is paid or to be paid for the money which is borrowed to support any amount which has not been paid).

16.	Expenses

16.1

Upon request in writing by the Facility Agent or the Security Agent to the Borrower, the Borrower shall pay any reasonable amount as may be necessary to reimburse the Creditors for all costs, charges, and expenses (including without limitation legal fees and expenses and other advances in whatsoever nature) incurred by the Creditors in negotiation, preparing and execution of this Agreement and/or the Transaction Documents and other documents to be made under this Agreement and/or the Transaction Documents are arranged for the return of any money which is due and payable to the Creditors under this Agreement and/or the Transaction Documents or in preserving or enforcing or seeking to preserve or enforce  any of the rights of the Creditors under this Agreement and/or the Transaction Documents to the Creditors.

16.2

The Borrower shall pay or cause to be paid all present and future stamp and other like duties and taxes in similar nature together with the registration fees,  recording fees, and other types of fees in the similar nature which is payable under this Agreement or the Transaction Documents or documents or instruments referred to in this Agreement or the Transaction Documents and shall indemnify the Creditors against all liabilities, costs, claims and expenses with respect to or resulting from any delay in paying such duties, taxes or fees.  A certificate as to the amount in respect of which the indemnity is so required submitted by the Facility Agent or Security Agent shall be conclusive and binding on the Borrower (in the absence of manifest error).

16.3

The Borrower shall, upon request from the Security Agent and/or Creditors, pay the expenses for the appraisal of the Security and/or other assets of the Borrower from time to time to the independent appraiser designated by the Security Agent.

17.	Notices

17.1

All notices, demands or other communications required to be delivered or done under this Agreement or the Transaction Documents shall be sent and made in writing and deliver by hand, registered mail, telex, or facsimile unless otherwise specified in this Agreement.

17.2

All notices, demands or other communications to be sent or made to the Borrower, the Facility Agent, the Security Agent or Creditor under this Agreement or the Transaction Documents shall be sent to such person at the following addresses (except the recipient has designated other address or telex or facsimile numbers and such notification was made no later than five (5) days in advance.)

To the Borrower:	Innovex (Thailand) Limited 79 Moo 4, Export Industrial Zone 2 Northern Industrial Estate Baan Klang Sub-district Muang Lampoon District Lampoon Province Thailand

	Tel:	(053) 554-700
	Fascimile:	(053) 554-699

To the Security Agent:	The Industrial Finance Corporation of Thailand 1770 New Petchburi Road Bangkapi Sub-district Huaykwang District Bangkok 10320 Thailand

	Tel:	02 253-7111, 02 253-9666 Ext 1606
	Fascimile:	02 251-2189

To the Facility Agent:	Bank of Ayudhya Public Company Limited 1222 Rama III Road Bangpongpang, Yannawa Bangkok 10120 Thailand

	Tel:	02 296-4777, 02 296-4787
	Fascimile:	02 683-1298, 02 683-1324

To the Creditors:	The Industrial Finance Corporation of Thailand 1770 New Petchburi Road Bangkapi Sub-district Huaykwang District Bangkok 10320 Thailand

	Tel:	02 253-7111, 02 253-9666 Ext 1606
	Fascimile:	02 251-2189

Bank of Ayudhya Public Company Limited 1222 Rama III Road Bangpongpang, Yannawa Bangkok 10120 Thailand

	Tel:	02 296-3741, 02 683-1268
	Fascimile:	02 683-1264

The address of the Borrower as specified above (or other address designated in writing by the Borrower under the terms and conditions of this Agreement as the case may be) shall be deemed to be special domicile of the Borrower for the communication from the Facility Agent or the Creditors and/or other Judicial Authority in relation to this Agreement and the Transaction Documents.

17.3	All notices, demands, and other communications address to the Borrower as mentioned above shall be deemed to deliver to the Borrower and the Borrower has received such the documents as follows:

17.3.1

in case of notices, demands or other communications delivered by person (namely by way of messenger) shall be deemed to be delivered and the Borrower has received when such notices, requests, or other communications are delivered to the said address or after five (5) days from the date of delivery if it is a registered mail or

17.3.2

in case of notices, requests or other communications made by way of telex to be deemed to deliver to the Borrower and the Borrower has received the same when deliver with confirmed answer back to this of delivery, by facsimile to be deemed to be delivered and the Borrower has received the same upon delivery and all notices, demands or other communications made by the Borrower and delivered to the Facility Agent, the Security Agent or Creditors shall be deemed to be delivered when the Facility Agent, the Security Agent or Creditors have actually received such documents at the address specified above or such other address notified by the Facility Agent, Security Agent and Creditors under this sub-clause.

18.	Assignment

18.1

This Agreement shall be binding on and inure to the benefit of the Borrower, Facility Agent, Security Agent and Creditors and their respective successors, assignees and transferees, except that the rights of the Borrower under this Agreement and/or Transaction Documents are personal to it and cannot be assigned or transferred either in whole or in part.

18.2

Subject to the conditions of this Agreement, any Creditor may assign its rights and benefits in whole or in part under this Agreement and/or Transaction Documents to anyone or more banks, financial institutions, asset management companies or entities (in whatever nature) at any time.

18.3

All agreements, representations, and warranties made under this Agreement and/or the Transaction Documents shall survive any assignment made pursuant to this Clause and shall inure to the benefit of the assignee.

18.4	Any Creditor may disclose to prospective or actual assignee such information about the Borrower as such Creditor may consider appropriate.

19.	Void Provision not Affecting Valid Provision

If at any time any provision of any document is or become illegal, invalid or unenforceable in any way, other provision, as the case may be, will still be legal, complete and enforceable under the laws and shall not be invalidated by the illegality, invalidity or unenforceability of the said provision or the document.

20.	Amendment or Waiver

Any amendment of any provision of this Agreement or any waiver of any acts or obligation under this Agreement or the Transaction Documents except the waiver of the condition precedent which is within the power of the Facility Agent for the benefit of the Creditors shall be made upon consent of the Creditors.

21.	Set-Off

In addition to the rights of the Creditor under this Agreement, upon the occurrence of any Event of Default, each Creditor is entitled to set-off the debt by using the debt that the Borrower is owing under this Agreement to be deducted from the deposit, balance or other monetary  debt which the Creditor is obligated to pay to the Borrower whether such amount is due and payable or not or whether it is the deposit that the Borrower  deposits jointly with any person.  Each Creditor is entitled to exercise the set-off under this Agreement by not having to send notification, any types of notices to the Borrower or any other person and it will be deemed that the Borrower has waived the right to receive such notification under this Agreement.  After the set-off under this Agreement, the Creditors will notify the Borrower about such set-off within appropriate time.

The proceedings under this Clause will be in compliance with the conditions of Clause 14 of this Agreement.

22.	Governing Laws

This Agreement shall be governed by and interpreted and construed in accordance with the laws of Thailand.

23.	No Waiver

No failure or delay by the Creditors, the Security Agent or the Facility Agent (as the case may be) to exercise any rights or remedy shall constitute the waiver of such rights or remedy and any partial exercise of any rights or remedy shall not be deemed to preclude further exercise of such rights or remedy or the utilization of any other rights or remedy and the Creditors, Security Agent or Facility Agent (as the case may be) may use any of the rights of the Creditors, Security Agent or Facility Agent (as the case may be) as if there is no such waiver been given.

24.	Effective Date of this Agreement

This Agreement shall be effective from the Effective Date of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date specified above.

THE BORROWER:
INNOVEX (THAILAND)  LIMITED

THE SECURITY AGENT:
THE INDUSTRIAL FINANCE CORPORATION OF THAILAND

THE FACILITY AGENT:
BANK OF AYUDHYA PUBLIC COMPANY LIMITED

THE CREDITORS:
THE INDUSTRIAL FINANCE CORPORATION OF THAILAND

BANK OF AYUDHYA PUBLIC COMPANY LIMITED